EXECUTION VERSION

FOURTH AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of July 2, 2026 (the “Amendment Date”), among Overland Financing MS, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), Overland Advantage, a Delaware statutory trust, as the servicer (the “Servicer”), Morgan Stanley Bank, N.A., as lender (the “Lender”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent are party to that certain Loan and Servicing Agreement, dated as of February 22, 2024 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Overland Advantage, as the transferor, the Lender, each of the other lenders from time to time party thereto, the Administrative Agent and Wilmington Trust, National Association, as the collateral agent, as the account bank and as the collateral custodian, providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1. As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

4163-6978-3401.3

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) its execution and delivery by each party hereto;

(b) a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c) a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower, approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) the payment by the Borrower in immediately available funds of any fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2

4163-6978-3401.3

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

3

4163-6978-3401.3

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

OVERLAND FINANCING MS, LLC

By: Overland Advantage, its Designated Manager

By:	/s/ Kimberly A. Terjanian
Name:	Kimberly A. Terjanian
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

SERVICER:

OVERLAND ADVANTAGE

By:	/s/ Kimberly A. Terjanian
Name:	Kimberly A. Terjanian
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/Kathy Steckenborn
Name:	Kathy Steckenborn
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/Aditya Bhatia
Name:	Aditya Bhatia
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

APPENDIX A

Loan and Servicing Agreement Amendments

[see attached]

4163-6978-3401.3

EXECUTION VERSION

Conformed through ~~Third~~Fourth Amendment dated ~~March 3~~July 2, ~~2025~~2026

Up to U.S. $300,000,000
LOAN AND SERVICING AGREEMENT
Dated as of February 22, 2024
among
OVERLAND FINANCING MS, LLC,

as the Borrower

OVERLAND ADVANTAGE,

as the Transferor

OVERLAND ADVANTAGE,

as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Collateral Agent, Account Bank and Collateral Custodian

~~4131 8250 5 577. 1~~413 1-8250-5 577.5

Page

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms 2

Section 1.02 Other Terms 60

Section 1.03 Computation of Time Periods ~~61~~60

Section 1.04 Interpretation ~~61~~60

Section 1.05 Rates 62

ARTICLE II

THE FACILITY

Section 2.01 Advances~~; I/O Notional Loan 63~~ 62

Section 2.02 Procedure for Advances ~~64~~63

Section 2.03 Determination of Yield ~~65~~64

Section 2.04 Remittance Procedures ~~65~~64

Section 2.05 Instructions to the Collateral Agent and the Account Bank ~~70~~69

Section 2.06 Borrowing Base Deficiency Payments; Equity Cure ~~70~~69

Section 2.07 Sale of Loan Assets; Affiliate Transactions ~~72~~71

Section 2.08 Payments and Computations, Etc. ~~75~~74

Section 2.09 Unused Fee ~~76~~75

Section 2.10 Increased Costs; Capital Adequacy; Compensation for Losses ~~76~~75

Section 2.11 Taxes ~~78~~77

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements ~~82~~81

Section 2.13 Evidence of Debt ~~83~~82

Section 2.14 Release of Loan Assets ~~83~~82

Section 2.15 Treatment of Amounts Received by the Borrower ~~84~~83

Section 2.16 Prepayment; Termination; Reduction ~~84~~83

Section 2.17 Collections and Allocations ~~85~~84

Section 2.18 Reinvestment of Principal Collections ~~86~~85

Section 2.19 Defaulting Lenders ~~87~~86

Section 2.20 Benchmark Replacement Setting ~~89~~88

Section 2.21 Inability to Determine Rates ~~90~~89

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness ~~91~~90

Section 3.02 Conditions Precedent to All Advances ~~92~~91

Section 3.03 Advances Do Not Constitute a Waiver ~~94~~93

Section 3.04 Conditions to Acquisition of Loan Assets ~~94~~93

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(continued)

Page

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower ~~96~~95

Section 4.02 Representations and Warranties of the Borrower Relating to this

Agreement and the Collateral 104

Section 4.03 Representations and Warranties of the Servicer ~~105~~104

Section 4.04 Representations and Warranties of the Collateral Agent 109

Section 4.05 Representations and Warranties of the Collateral Custodian ~~110~~109

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower ~~111~~110

Section 5.02 Negative Covenants of the Borrower ~~118~~117

Section 5.03 Affirmative Covenants of the Servicer ~~121~~119

Section 5.04 Negative Covenants of the Servicer ~~125~~124

Section 5.05 Affirmative Covenants of the Collateral Agent ~~126~~125

Section 5.06 Negative Covenants of the Collateral Agent ~~126~~125

Section 5.07 Affirmative Covenants of the Collateral Custodian ~~126~~125

Section 5.08 Negative Covenants of the Collateral Custodian ~~127~~126

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer ~~127~~126

Section 6.02 Duties of the Servicer ~~129~~128

Section 6.03 Authorization of the Servicer ~~131~~130

Section 6.04 Collection of Payments; Accounts ~~132~~131

Section 6.05 Realization Upon Loan Assets ~~134~~133

Section 6.06 Servicer Compensation ~~135~~133

Section 6.07 Payment of Certain Expenses by Servicer ~~135~~133

Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer

Information ~~135~~134

Section 6.09 Annual Statement as to Compliance ~~137~~136

Section 6.10 Annual Independent Public Accountant's Servicing Reports ~~138136~~

Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer's

Records ~~138~~137

Section 6.12 The Servicer Not to Resign ~~139~~138

Section 6.13 Required Sale Assets ~~139~~138

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(continued)

Page

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default ~~139~~138

Section 7.02 Additional Remedies of the Administrative Agent ~~143~~142

Section 7.03 Option to Purchase Collateral ~~145~~144

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower ~~146~~145

Section 8.02 Indemnities by Servicer ~~147~~146

Section 8.03 Waiver of Certain Claims ~~148~~147

Section 8.04 Legal Proceedings ~~148~~147

Section 8.05 After-Tax Basis ~~149~~148

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 The Administrative Agent ~~149~~148

Section 9.02 Reallocation of Advances ~~153~~152

ARTICLE X

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent ~~153~~152

Section 10.02 Duties of Collateral Agent ~~154~~153

Section 10.03 Merger or Consolidation ~~157~~156

Section 10.04 Collateral Agent Compensation ~~158~~156

Section 10.05 Collateral Agent Removal ~~158~~156

Section 10.06 Limitation on Liability ~~158~~157

Section 10.07 Collateral Agent Resignation ~~160~~159

ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01 Designation of Collateral Custodian ~~160~~159

Section 11.02 Duties of Collateral Custodian ~~161~~159

Section 11.03 Merger or Consolidation ~~163~~162

Section 11.04 Collateral Custodian Compensation ~~163~~162

Section 11.05 Collateral Custodian Removal ~~164~~162

Section 11.06 Limitation on Liability ~~164~~163

Section 11.07 Collateral Custodian Resignation ~~165~~164

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(continued)

Page

Section 11.08 Release of Documents ~~165~~164

Section 11.09 Return of Required Loan Documents ~~166~~165

Section 11.10 Access to Certain Documentation and Information Regarding the

Collateral ~~166~~165

Section 11.11 Bailment ~~167~~165

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers ~~167~~166

Section 12.02 Notices, Etc. ~~168~~166

Section 12.03 No Waiver; Remedies ~~170~~168

Section 12.04 Binding Effect; Assignability; Multiple Lenders ~~170~~168

Section 12.05 Term of This Agreement ~~171~~170

Section 12.06 GOVERNING LAW; JURY WAIVER ~~171~~170

Section 12.07 Costs, Expenses and Taxes ~~173~~171

Section 12.08 Further Assurances ~~173~~172

Section 12.09 Recourse Against Certain Parties ~~173~~172

Section 12.10 Execution in Counterparts; Severability; Integration ~~174~~173

Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale

Agreement ~~174~~173

Section 12.12 Confidentiality ~~175~~174

Section 12.13 Waiver of Set Off ~~177~~176

Section 12.14 Headings and Exhibits ~~177~~176

Section 12.15 Ratable Payments ~~177~~176

Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations ~~177~~176

Section 12.17 Power of Attorney ~~177~~176

Section 12.18 Delivery of Termination Statements, Releases, etc. ~~178~~176

Section 12.19 Non-Petition ~~178~~177

Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions

~~179~~177

Section 12.21 Return of Certain Payments ~~179~~178

-iv-

LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	-	Loan Asset Schedule
SCHEDULE V	-	Diversity Score Calculation
SCHEDULE VI	-	Industry Classification

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	Form of Certificate of Closing Attorneys
EXHIBIT H	-	Form of Servicing Report
EXHIBIT I	-	Form of Servicer's Certificate (Servicing Report)
EXHIBIT J	-	Form of Release of Required Loan Documents
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	-	Form of Joinder Supplement
EXHIBIT N	-	Form of Power of Attorney for Servicer
EXHIBIT O	-	Form of Power of Attorney for Borrower
EXHIBIT P	-	Form of Equity Cure Notice

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ARTICLE I~~ARTICLE I~~

DEFINITIONS

Section 1.01 ~~Section 1.01~~ Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"Account Bank" means Wilmington Trust, National Association, in its capacity as the "Account Bank" pursuant to the Control Agreement.

"Action" has the meaning assigned to that term in Section 8.04.

"Additional Amount" has the meaning assigned to that term in Section 2.11(a).

"Adjusted Borrowing Value" means, on any date of determination, for any Eligible Loan Asset, an amount equal to (a) the Leverage Based Valuation Haircut (if any) multiplied by (b) the lower of (i) the Outstanding Balance of such Eligible Loan Asset at such time and (ii)(x) the Assigned Value of such Eligible Loan Asset at such time multiplied by (y) the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, (i) the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan Asset that constitutes an Excess Concentration Amount shall be zero.

"Administrative Agent" means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

"Administrative Agent Fee Letter" means that certain fee letter agreement that shall be entered into between the Borrower and the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Administrative Agent Fee Rate" has the meaning specified in the Administrative Agent Fee Letter.

"Administrative Expense Cap" means, for any Payment Date, a per annum amount equal to $250,000.

"Administrative Expenses" means the following fees and expenses due or accrued with respect to any Payment Date, payable on a pro rata basis to: (a) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents.

"Advance" means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

"Advance Date" means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.

"Advance Rate" means, (a) with respect to an Eligible Loan Asset that is not a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset, and (b) with respect to an Eligible Loan Asset that is a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the Advance Rate as set forth in the table below based on the Senior Leverage Ratio of such Specified Loan Asset:

Senior Leverage Ratio	Advance Rate

Less than or equal to 4.50:1.00	65.0%

Greater than 4.50:1.00 and less than or equal to 6.00:1.00	60.0%

"Advance Rate Matrix" means the following matrix:

Private Credit Loan Assets

Loan Type	Maximum Advance Rate

First Lien Loans	65.0%

Unitranche Loans	60.0%

~~Recurring Revenue Loans~~	~~55.0%~~

FLLO Loans	50.0%

Second Lien Loans	35.0%

"Aggregate Unfunded Exposure Amount" means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.

"Agreement" means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

"Amortization Period" means the period commencing on the Commitment Termination Date and ending on the Collection Date.

"Anti-Corruption Laws" means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

"Anti-Money Laundering Laws" means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

"Applicable Law" means for any Person, all existing laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Margin" means (a) ~~during the Ramp Up Period, 1.70% per annum, (b)(i) after the Ramp-Up Period through the eight-month anniversary thereof, 2.10% and (ii) after the eight month anniversary of the Ramp Up Period and~~(i) during the Revolving Period, ~~2.35~~1.95% per annum, and (~~c~~ii) during the Amortization Period, ~~2.85~~2.45% per annum; provided that, at any time during the existence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03 plus (b) the Administrative Agent Fee Rate.

"Approval Notice" means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice, which may be distributed via email, substantially in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A, evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and

(a), clause (b), clause (c) or clause (d) of the definition thereof), clause (h), clause (i) or clause (n) of the definition thereof with respect to such Loan Asset occurs and the Administrative Agent has observed in the previous two (2) consecutive days Same Day Pricing with a quote depth of less than three (3) with respect to such Loan Asset, the then-current Assigned Value of such related Eligible Loan Asset ~~will, automatically and without further action~~ may be amended by the Administrative Agent, ~~be reduced to~~ in its sole discretion at any time (and from time to time), which may be zero and, until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will be zero; provided that if such Loan Asset is an Owned Asset, the Assigned Value shall be consistent with the valuation of such Loan Asset by the Administrative Agent or its Affiliate, as the case may be, for its own account;

(iii) If a Value Adjustment Event of the type described in clause (j), clause (k) (so long as no other Value Adjustment Event has occurred), or clause (l) of the definition thereof with respect to such Loan Asset occurs and the Administrative Agent has observed in the previous two (2) consecutive days Same Day Pricing with a quote depth of less than three (3) with respect to such Loan Asset, the Assigned Value of such Loan Asset may be amended by the Administrative Agent pursuant to clause (ii) of the definition of Market Value; and

(iv) The Assigned Value (Liquid Credit) of any Liquid Credit Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero.

The Administrative Agent shall notify the Servicer of any change effected by the Administrative Agent of the Assigned Value (Liquid Credit) of any Loan Asset.

"Assigned Value (Private Credit)" means an amount (expressed as a percentage of par) equal to (a) with respect to any Private Credit Loan Asset originated within sixty (60) days of its sale or contribution to the Borrower, the origination price, (b) for any other Private Credit Loan Asset, the Assigned Value (Private Credit) shall be the lowest of (i) the Purchase Price of such Eligible Loan Asset, (ii) the fair market value assigned on the Borrower's books and records, (iii) the value (expressed as a percentage of the principal balance of such Eligible Loan Asset) assigned by the Administrative Agent in its sole discretion, or (iv) the par amount of such Eligible Loan Asset, in each case, as of the Cut-Off Date, and (c) following a Value Adjustment Event in respect of such Eligible Loan Asset, the value resulting from the application of the following terms:

(i) If a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (e) (but only to the extent failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth in therein by more than thirty (30) days), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof), clause (h), clause (i) or clause (n) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value (Private Credit) of such Loan Asset ~~will, automatically and without further action~~ may be amended by the Administrative Agent~~,~~ in its sole discretion at any time (and from time to time), which may be zero and, until theAdministrative Agent has made such determination and provided notice thereof to the Borrower, will be zero;

(ii) Upon the occurrence of a Value Adjustment Event (other than a Value Adjustment Event set forth in sub-clause (i) above) in respect of any Eligible Loan Asset, the then-current Assigned Value (Private Credit) thereof may be amended by the Administrative Agent in its sole discretion at any time (and from time to time) following such occurrence; provided that if a Value Adjustment Event of the type described in clause (o) of the definition thereof with respect to such Loan Asset occurs and at such time no other Value Adjustment Event has occurred and is continuing, any such amendment by the Administrative Agent shall be based on Same Day Pricing with a minimum quote depth of three (3);

(iii) The Borrower may dispute an Assigned Value (Private Credit) amended by the Administrative Agent pursuant to sub-clause (ii) above (other than as a result of any Value Adjustment Event of the type described in clause (e) of the definition thereof, which shall not be subject to dispute hereunder, irrespective of whether the failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth therein by more than thirty (30) days) pursuant to the following mechanisms:

(1) The Borrower may either (A) either (I) no later than three (3) Business Days after the Administrative Agent adjusts the Assigned Value (Private Credit), obtain two or more Third-Party Bids or (II) no later than one (1) Business Day after the Administrative Agent adjusts the Assigned Value (Private Credit), obtain same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) ("Same Day Pricing") with a minimum quote depth of three (3), in each case at its own expense or (B) obtain, at its own expense, a valuation from an Approved Valuation Firm. If the Borrower obtains two or more Third-Party Bids pursuant to sub-clause (A)(I) above, then the average of such Third-Party Bids shall be treated as the amended Assigned Value (Private Credit); if the Borrower obtains Same Day Pricing pursuant to sub-clause (A)(II) above, then such pricing shall be treated as the amended Assigned Value (Private Credit), and if the Borrower obtains a valuation pursuant to sub-clause (B) above, then such valuation shall be treated as the amended Assigned Value (Private Credit); provided that if either sub-clause (A)(I) or sub-clause (A)(II) above is available to the Borrower, the Borrower shall not be allowed to obtain a valuation pursuant to sub-clause (B) above.

(2) If the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clauses (1)(A)(I) or (1)(A)(II) above, or a valuation that satisfies the requirements set forth in sub-clause (1)(B) above, the Assigned Value (Private Credit) amended by the Administrative Agent shall remain the Assigned Value (Private Credit).

(3) If the Assigned Value (Private Credit) is disputed pursuant to sub-clause (1)(B) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm and such valuation shall constitute the amended Assigned Value (Private Credit) upon delivery of a copy of such valuation to the Borrower and the Servicer.

(4) If the Borrower elects to dispute the adjusted Assigned Value (Private Credit) pursuant to sub-clause (1) above, the Assigned Value (Private Credit) adjusted by the Administrative Agent upon the occurrence of the related Value Adjustment Event shall remain the Assigned Value (Private Credit), until the Assigned Value (Private Credit) is adjusted pursuant to sub-clause (1) above or, if applicable, until the Assigned Value (Private Credit) is further adjusted pursuant to sub-clause (3) above.

(5) Notwithstanding the foregoing, in no event shall any Assigned Value (Private Credit) of an Eligible Loan Asset determined in a re-evaluation requested by the Borrower, be higher than the value assigned to such Eligible Loan Asset by the Servicer or the Borrower on its books and records.

(iv) The Assigned Value (Private Credit) of any Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero;

provided that, the Borrower may request that the Assigned Value (Private Credit) be re-evaluated by the Administrative Agent for any Eligible Loan Asset whose Assigned Value (Private Credit) was decreased due to the occurrence of a Value Adjustment Event described in clause (a) of the definition thereof once the Cash Interest Coverage Ratio, Total Leverage Ratio~~,~~ or EBITDA ~~or Debt-to-Recurring-Revenue Ratio~~, as applicable, that gave rise to the decrease in the Assigned Value (Private Credit) has improved to a level that would not trigger a Value Adjustment Event; provided that such Assigned Value (Private Credit) may not increase above 100% of the Purchase Price of such Loan Asset; provided, further, that with respect to any Loan Asset whose Assigned Value (Private Credit) was decreased due to the occurrence of a Value Adjustment Event described in clause (e) of the definition thereof, upon delivery to the Administrative Agent of the relevant financial reporting information, the Assigned Value (Private Credit) shall revert to the Assigned Value (Private Credit) as in effect immediately prior to such decrease; provided, further, that, if another Value Adjustment Event with respect to such Loan Asset shall be found to have occurred upon delivery of such financial reporting information, then the Assigned Value (Private Credit) shall be determined for such Loan Asset in accordance with this definition of "Assigned Value (Private Credit)".

The Administrative Agent shall notify the Servicer of any change effected by the Administrative Agent of the Assigned Value (Private Credit) of any Loan Asset.

"Assignment and Acceptance" has the meaning assigned to that term in Section 12.04(a).

"Availability" means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at

"Beneficial Ownership Regulation" means 31 C.F.R. §1010.230.

"Benefit Plan Investor" means a "benefit plan investor" as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

"Borrower" means Overland Financing MS, LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.

"Borrower Certificate of Formation" means the Certificate of Formation of the Borrower, dated October 27, 2023, as amended on December 27, 2023 and as may be further amended, modified, supplemented, restated or replaced from time to time.

"Borrower Consent" means the action by written consent of the designated manager of the Borrower, dated February 22, 2024.

"Borrower LLC Agreement" means the amended and restated limited liability company agreement of the Borrower, dated February 22, 2024, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Borrowing Base" means, as of any date of determination, an amount equal to the lowest of:

(i) the sum of (a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (b) the amount on deposit in the Principal Collection Subaccount as of such date, plus (c) the amount on deposit in the Unfunded Exposure Account as of such date (such amount not to exceed the Aggregate Unfunded Exposure Amount) minus (d) the Unfunded Exposure Equity Amount as of such date;

(ii) the sum of (a) the Aggregate Adjusted Borrowing Value as of such date, minus (b) the Minimum Equity Amount, plus (c) the amount on deposit in the Principal Collection Subaccount as of such date, plus (d) the amount on deposit in the Unfunded Exposure Account as of such date (such amount not to exceed the Aggregate Unfunded Exposure Amount) minus (e) the Unfunded Exposure Equity Amount as of such date; or

(iii) the ~~sum of (a) the~~ Facility Amount~~, plus (b) the amount on deposit in the Unfunded Exposure Account as of such date (such amount not to exceed the Aggregate Unfunded Exposure Amount) minus (c) the Aggregate Unfunded Exposure Amount as of such date~~.

"Borrowing Base Certificate" means a certificate prepared by the Servicer setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.

"Borrowing Base Deficiency" means, as of any date of determination, an amount equal to the positive difference, if any, of (a) the Advances Outstanding on such date over (b) the Borrowing Base.

"Breakage Fee" means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs (other than lost profits), if any, related to such repayment, representing a Lender's loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender's reasonable discretion and shall be conclusive absent manifest or demonstrable error.

"Bridge Loan" means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

"Broad Software" means Loan Assets belonging to any of the (a) "Software", (b) "Health Care Technology" or (c) "IT Services" Industry Classifications.

"Broadly Syndicated Loan" means any Loan Asset as of the related Cut-Off Date that is a syndicated commercial loan with (a) an original tranche size of $250,000,000 or greater (without consideration of any reductions thereof from scheduled or unscheduled amortization payments), (b) EBITDA of $75,000,000 or greater, (c) an issuer credit rating by S&P or a corporate family rating by Moody's and (d) Same Day Pricing with a minimum quote depth of at least three (3) or as otherwise designated by the Administrative Agent on a name-by-name basis in the applicable Approval Notice.

"Business Day" means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York and any other city in which the corporate trust office of the Collateral Agent is located (initially being Wilmington, Delaware) are authorized or required by applicable law, regulation or executive order to close.

"Capital Lease Obligations" means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Interest Coverage Ratio" means, with respect to any Loan Asset ~~(other than a Recurring Revenue Loan)~~ for any period, the meaning of "Interest Coverage Ratio" or any comparable definition in the Underlying Instruments for such Loan Asset, and in the case that "Interest Coverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the

"Commitment" means with respect to each Lender, (i) during the Revolving Period, the amount set forth opposite such Lender's name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender's "Commitment" on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender's Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

"Commitment Termination Date" means the earliest to occur of (a) the date that is ~~three~~two (~~3~~2) years following the Fourth Amendment Closing Date, (b) the occurrence of the Facility Maturity Date pursuant to clause (c) of the definition thereof, ~~and~~ (c) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, and (d) the date in which the Transferor's "reinvestment period" ends pursuant to the terms of its Constituent Documents.

"Concentration Denominator" means (a) during the Ramp-Up Period only, the greater of (i) the Target Portfolio Amount and (ii) the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount, and (b) thereafter, the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount.

"Concentration Limitations" means, for the purposes of determining the Excess Concentration Amount:

(a) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that up to 7.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the four (4) largest Obligors and their respective Affiliates (provided that such Eligible Loan Assets are First Lien Loans or Unitranche Loans and do not belong to any Specified Industry);

(b) not more than 12.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that:

(i) up to 20.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification; and

(ii) up to 17.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification; and

(iii) up to 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the third largest Industry Classification; and

(iv) notwithstanding anything to the contrary in this clause (b):

(1) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to any single Specified Industry; ~~and~~

(2) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to Specified Industries in the aggregate; and

(3) not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to Broad Software in the aggregate;

(c) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Unfunded Exposure Amounts related to Delayed Draw Loan Assets and funded commitments or Unfunded Exposure Amounts related to Revolving Loans in the aggregate;

(d) not more than ~~15.0~~25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans and FLLO Loans in the aggregate;

(e) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans;

(f) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed rate Loan Assets;

(g) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets issued by any Obligor that has a most recently reported EBITDA as of the Cut-Off Date of less than $75,000,000;

~~(h) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans~~[reserved];

(i) not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets (other than any Broadly Syndicated Loan) with a Total Leverage Ratio of greater than 6.50:1.00 as of the date of determination;

(j) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a Minimum Cash Spread of at least 5.0% and such spread is payable at least quarterly);

(k) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with (x) an issuer credit rating by Standard & Poor’s of ~~“~~"CCC+~~”~~" or below or (y) a Moody’s corporate family rating of ~~“~~"Caa1~~”~~" or below;

(l) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets ~~other than Recurring Revenue Loans~~ that are issued by an Obligor that has an EBITDA of less than $25,000,000; and

(m) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with an Obligor domiciled in a Qualified Jurisdiction other than the United States.

"Constituent Documents" means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the "Constituent Documents" of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

"Contingent Obligations" means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing, intended to guarantee or facilitate the repayment of (whether guaranteed, endorsed, co made, discounted, or sold with recourse to such Person), or serve as the functional equivalence of a guarantee of, any indebtedness (each, a "primary obligation") of any other Person ("primary obligor") in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any primary obligation if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, including, without limitation, any guarantee, equity commitment letter or keepwell agreement.

"Control Agreement" means that certain Control Agreement, dated as of the Closing Date, among the Borrower, Wilmington Trust, National Association, as the securities intermediary and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Controlled Accounts" means the Collection Account, the Unfunded Exposure Account and the Payment Account.

"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Cov-Lite Loan Asset" means a Loan Asset that is not subject to any Maintenance Covenants; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the Underlying Instruments contain a cross-default provision to, or such Loan Asset is pari passu with another loan of the Obligor forming part of the same loan facility that requires the Obligor to comply with one or more Maintenance Covenants.

"Credit Risk Loan" means a Loan Asset that is not a Defaulted Loan but which has, in the Borrower's or the Servicer's reasonable judgment (exercised in accordance with the Servicing Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan.

"Cut-Off Date" means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Borrower and, in the case of any Delayed Draw Loan Asset or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Borrower.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

"~~Debt-to-Recurring Revenue Ratio" means, with respect to any Loan Asset that is a Recurring Revenue Loan for any period, the meaning of "Debt to Recurring Revenue Ratio" or any comparable de~~finit~~ion in the Underlying Instruments for each Loan Asset, and in any case that "Debt to Recurring Revenue Ratio" or such comparable de~~finit~~ion is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) Recurring Revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt to Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Servicer in accordance with the Servicing Standard in consultation with the A~~dmini~~strative Agent.~~

"Defaulted Loan" means any Loan Asset as to which any one of the following events has occurred:

(a) (i) an Obligor payment default in respect of principal and/or interest occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date

Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion.

"Delayed Draw Loan Asset" means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates, but which does not permit the re-borrowing of any amounts previously repaid by the Obligor; provided that any such Loan Asset will no longer be a Delayed Draw Loan Asset once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero.

"Determination Date" means, with respect to each Payment Date and each Reporting Date, the last Business Day of the calendar month immediately preceding each such Payment Date and each such Reporting Date.

"DIP Loan" means any Loan Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law and (c) the terms of which have been approved by a court of competent jurisdiction.

"Disbursement Request" means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent substantially in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Subaccount in accordance with Section 2.18, as applicable.

"Discretionary Sale" has the meaning assigned to that term in Section 2.07(a).

"Disqualified Institution" means any financial institution, fund or Person that, in each case is engaged in the business of originating or acquiring middle market loans (including with respect to acting in an advisory or management capacity with respect to any fund that originates or acquires middle market loans); provided that, in no event shall the term "Disqualified Institution" include any commercial bank, investment bank or pension fund.

"Diversity Score" means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule V hereto, as such Schedule V may be updated at the option of the Administrative Agent in its sole discretion to reflect any revisions to criteria published by Moody's.

"Diversity Test" means a test that will be satisfied on any date of determination after the Ramp-Up Period if the Diversity Score is greater than or equal to 12.0.

"Dollars" means, and the conventional "$" signifies, the lawful currency of the United States of America.

"EBITDA" means, with respect to any period and any Loan Asset ~~(other than a Recurring Revenue Loan),~~ the meaning of "EBITDA," "Adjusted EBITDA" or any comparable definition in

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Spread" means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest in cash minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment and (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest in cash minus the Benchmark applicable during the Remittance Period in which such date of determination occurs.

"Eligibility Criteria" means the criteria set forth in Schedule II hereto.

"Eligible Loan Asset" means, as of any date of determination, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct as of such date.

"Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

"Equity Cure Notice" has the meaning assigned to such term in Section 2.06(c).

"Equity Cushion" means, with respect to any Obligor and as calculated by the Servicer, the pro forma ratio of (a) the equity of such Obligor to (b) the total capitalization of such Obligor, determined as of the Cut-Off Date.

"Equity Interests" means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

"Equity Security" means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset and (b) any security purchased as part of Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

"Exercise Notice" has the meaning assigned to that term in Section 7.03.

"Exercise Notice Purchase Price" has the meaning assigned to that term in Section 7.03.

"Facility Amount" means the aggregate Commitments as then in effect, which on the Closing Date shall be $300,000,000, as such amount may be reduced pursuant to Section ~~2.17(b)~~2.16(b); provided that, at all times during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

"Facility Maturity Date" means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

"FATCA" means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above).

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

"Fees" means (a) the Unused Fee, (b) the fees payable to the Administrative Agent pursuant to the terms of the Administrative Agent Fee Letter and (c) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

"Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

"Financial Covenant Test" means a test that will be satisfied on any date of determination if:

(a) as of the end of the most recently ended fiscal quarter, the Transferor ~~held~~maintains (i) Unrestricted Cash, plus (ii) ~~uncalled and recallable capital commitments~~ Undrawn Capital Commitments, minus (iii) ~~the amount outstanding~~drawn amounts under any ~~recourse financing~~subscription credit facility entered into by the Transferor, in an aggregate amount equal to or greater than the greater of (x) ~~$25,000,000~~30,000,000 and (y) 7.5% of the aggregate principal amount of all Indebtedness of the Borrower;

(b) as of the end of the most recently ended fiscal quarter, the Net Asset Value of the Transferor, plus the ~~uncalled and recallable capital commitments~~Undrawn Capital Commitments is at least equal to ~~50~~50.0% of the Total Committed Capital; and

(c) as of the end of the most recently ended fiscal quarter, the BDC Asset Coverage was greater than 1.50:1.00.

"First Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor's assets constituting Related Collateral, subject to any Permitted Working Capital ~~Liens~~Lien Facilities and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor (excluding Permitted Working Capital ~~Liens~~Lien Facilities), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital ~~Liens~~Lien Facilities and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, (e) for which the Senior Leverage Ratio as of the Cut-Off Date is less than or equal to 4.50:1.00 and (f) that is not a Second Lien Loan, Unitranche Loan~~,~~ or FLLO Loan ~~or Recurring Revenue Loan~~.

"FLLO Loan" means any Loan Asset that satisfies all of the requirements set forth in either the definition of "First Lien Loan" (other than clause (f) thereof) or "Unitranche Loan" except that, (i) at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans and Unitranche Loans, as applicable, issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement~~; provided that, if the ratio of the~~ commi~~tted amount of the “first out” position to the~~ or (ii) there exists any super priority revolvers in respect of such First Lien Loan or Unitranche Loan; provided that any Loan Asset that would otherwise be a FLLO Loan hereunder but for which the ratio of (i) (x) super senior committed amounts under a revolving credit facility of the Obligor (inclusive of any Permitted Working Capital Lien Facility) to (y) EBITDA of the Obligor is less than 1.00:1.00 as of the Cut-Off Date, ~~such Loan Asset shall be deemed to be~~ and (ii) (x) super senior committed amounts under a revolving credit facility of the Obligor (inclusive of any Permitted Working Capital Lien Facility) to (y) the total committed balance of the first lien position is less than 25.0% of the total committed balance of the First Lien Loans and Unitranche Loans as of the Cut-Off Date, shall be designated as a First Lien Loan or a Unitranche Loan, as applicable, for all purposes hereunder. For clarity, Asset Based Loans shall not be considered to be FLLO Loans for any purpose hereunder.

"Floor" means zero.

"Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.

"Fourth Amendment Closing Date" means July 2, 2026.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

"Governmental Authority" means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

"Governmental Plan" has the meaning assigned to that term in Section 4.01(x).

"Grant" or "Granted" means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Hague Convention" has the meaning assigned to that term in Section 6.04(e).

"Increased Costs" means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

"Indebtedness" means:

(a) with respect to any Obligor under any Loan Asset, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all ~~guarantees by such entity of indebtedness of others~~Contingent Obligations of such Person, (vii) all Capital Lease Obligations of such ~~entity~~Person, (viii) all obligations, contingent or otherwise, of such entity as an account

"Investment Criteria" means with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below:

(a) no Event of Default or Unmatured Event of Default is continuing;

(b) such Loan Asset is an Eligible Loan Asset;

(c) there is no Borrowing Base Deficiency (unless such Loan Asset is being acquired in connection with the cure of any Borrowing Base Deficiency);

(d) solely during the Amortization Period, the amounts on deposit in the Unfunded Exposure Account as of such date equal or exceed the Aggregate Unfunded Exposure Amount as of such date; and

(e) the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

"~~I/O Loan" means the interest-only loan made available under this Agreement as described in Section 2.01(a), which is comprised of a notional amount equal to the I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O Loan shall be deemed to be a "Lender" for the purposes of any voting rights as specified herein.~~

"~~I/O Notional Loan" has the meaning set forth in Section 2.01(c).~~

"~~I/O Notional Loan Amount" means, with respect to each Lender, the amount set forth as such opposite such Lender's name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, as such amount may be (a) reduced pursuant to Section 2.16 or (b) increased or reduced automatically to reflect any increase or reduction in the C~~ommi~~tments pursuant to this Agreement.~~

"~~I/O Notional Loan Lender Percentage" means, with respect to any Lender, the amount of any percentage set forth as such opposite such Lender's name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the A~~dmini~~strative Agent, updated by the A~~dmini~~strative Agent from time to time, and available upon the Borrower's request.~~

"~~I/O Rate" has the meaning set forth in the Lender Fee Letter.~~

"Joinder Supplement" means an agreement among the Borrower, a Lender and the Administrative Agent substantially in the form of Exhibit M (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

"Lender" means (a) Morgan Stanley and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04.

"Lender Fee Letter" means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the applicable Lender and/or the Administrative Agent in account (so long as such Market Value shall not exceed the par balance of such Eligible Loan Asset).

Notwithstanding the foregoing, so long as (a) such Liquid Credit Loan Asset is not a Defaulted Loan, (b) such Liquid Credit Loan Asset is not an Owned Asset or (c) the Market Value of such Liquid Credit Loan Asset as determined by the Administrative Agent in its sole discretion is 50% or greater, the Borrower may dispute the Market Value of a Liquid Credit Loan Asset by obtaining two (2) or more Third-Party Bids not later than 4:00 p.m. on the same Business Day as the date on which the Administrative Agent provides notice to the Borrower of the Market Value of such Liquid Credit Loan Asset, in which case the arithmetic average of such bids shall be treated as the Market Value for such Liquid Credit Loan Asset until the Administrative Agent in good faith has determined that the Market Value of such Liquid Credit Loan Asset has changed.

"Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent's lien on the Collateral.

"Material Modification" means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (c) below, a change to any other Indebtedness of the Obligor, as applicable) that is not consented to by the Administrative Agent which:

(a) (i) reduces or forgives any or all of the principal amount due (including any amortization payment) under such Eligible Loan Asset or (ii) extends or delays the stated maturity date or any scheduled amortization payment date for such Eligible Loan Asset, including a Maturity Amendment;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan Asset as of the Cut-Off Date) or (iii) reduces the amount of interest due;

(c) (i) in the case of a First Lien Loan~~,~~ or Unitranche ~~Loan or a Recurring Revenue~~ Loan, (x) contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than "permitted liens" or any comparable definitions or provisions in the Underlying Instruments related to "permitted liens" for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset or (y) increases the commitment amount of any loan pari passu with such Loan Asset, (ii) in the case of a Second Lien Loan or FLLO Loan, (x) contractually or structurally subordinates such Eligible Loan Asset to any obligation (other than any loan which existed on the Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than "permitted liens" or any comparable definitions or provisions in the Underlying Instruments related to "permitted liens" for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset or (y) increases the commitment amount of any loan that is senior or pari passu with such Loan Asset or (iii) in the case of any Eligible Loan Asset, the Obligor thereof incurs any additional Indebtedness which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset;

(d) substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net proceeds of such Related Collateral;

(e) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of "Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA," "Permitted Liens," ~~"Recurring Revenue," "Debt-to-Recurring Revenue Ratio~~" or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the "Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA," "Permitted Liens," ~~"Recurring Revenue," "Debt to Recurring Revenue Ratio~~" or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset; or

(f) modifies any term or provision of the Underlying Instrument that impacts the determination of any default or event of default with respect to such Eligible Loan Asset; ~~or.~~

~~(g) with respect to any Loan Asset that is a Recurring Revenue Loan that as of the Cut Off Date requires the subsequent conversion of the covenant relating to “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio,” or related term in the Underlying Instrument to a covenant relating to “EBITDA”, waives or extends the time period specified in the Underlying Instrument of such Eligible Loan Asset as of the Cut-Off Date for such conversion.~~

"Materials of Environmental Concern" means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.

"Maturity Amendment" means, any amendment to the Underlying Instruments of any Loan Asset which delays or extends the maturity date or any principal payment date for such Loan Asset.

"Maximum Portfolio Advance Rate" means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 6.0	0.0%
6.0 ≤ x < 8.0	25.0%
8.0 ≤ x < 10.0	40.0%
10.0 ≤ x < 15.0	50.0%
x ≥ 15.0	65% (70.0% during the Ramp-Up Period only)

"Measurement Date" means each of the following dates: (a) the Closing Date; (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur; (c) each Payment Date; (d) each Determination Date; (e) the last day of each Remittance Period; (f) the date as of which an Advance or reduction of the Advances Outstanding is requested; (g) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (h) the date of any Discretionary Sale described in Section 2.07(a); (i) the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event; (j) the date as of which a Borrowing Base Deficiency occurs; (k) the last day of the Revolving Period; and (l) any other date reasonably requested by the Administrative Agent.

"Minimum Cash Spread" means, with respect to any PIK Loan Asset (i) which is a floating rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which it must pay interest in cash as set forth in the related Underlying Instruments, and (ii) which is a fixed rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the Benchmark applicable to such fixed rate Loan Asset. By way of illustration, if a floating rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest up

"Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, all liability for Yield and principal of the Advances Outstanding, all liability for Yield and all other sums due to Lenders from time to time in respect of ~~the I/O Loan,~~ Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, the Administrative Agent Fee Letter, any Lender Fee Letter, the Collateral Agent and Collateral Custodian Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including attorneys' fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

"Obligor" means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.

"Obligor Information" means, with respect to any Obligor, (a) the legal name and tax identification number of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, organized or incorporated, (c) the audited financial statements for such Obligor for the three prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) the Servicer's internal credit memorandum with respect to the Obligor and the related Loan Asset, including explanation of any EBITDA adjustments and detailed projections of free cash flow through maturity, (e) any lender presentations and confidential information memorandum received by the Servicer, (f) the annual report for the most recent fiscal year of such Obligor, (g) a company forecast for such Obligor including plans related to capital expenditures, (h) the financials for the most recent fiscal quarter, (i) the business model, company strategy and names of known peers of such Obligor, (j) the shareholding pattern and details of the management team of such Obligor, (k) details of any banking facilities and the debt maturity schedule of such Obligor and (l) Underlying Instruments.

"OFAC" means the U.S. Department of Treasury's Office of Foreign Assets Control.

"Officer's Certificate" means a certificate signed by a Responsible Officer of any Person.

"Opinion of Counsel" means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

"Origination Date" means, with respect to the determination of "Specified Loan Asset," the date on which the Underlying Instruments were entered into.

"Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent).

"Permitted Investments" means, as of any date of determination:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, bank deposit product of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least "A-2" by S&P and "P-1" by Moody's;

(c) commercial paper that (i) is payable in Dollars and (ii) is rated at least "A-2" by S&P and "P-1" by Moody's; and

(d) units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody's.

No Permitted Investment shall have an "f," "r," "p," "pi," "q," "sf" or "t" subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates acts as offeror or provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing (i) clauses (a) through (c) above, Permitted Investments may only include obligations or securities that have a maturity of not more than one (1) year and (ii) clauses (a) through (d) above, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of "covered fund" for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance of any investments with the requirements of this paragraph.

"Permitted Liens" means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a

Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.

"Permitted Working Capital Lien Facility" means, with respect to any Loan Asset, a ~~Lien on the applicable Related Collateral (a) that is~~working capital facility that is (a) first priority under Applicable Law~~,~~ and (b) ~~on~~ in the case of a working capital facility, secured by specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts ~~and (c) that is set forth on the related Approval Notice or otherwise approved by the A~~dmini~~strative Agent in writing in its sole discretion~~.

"Person" means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

"PIK Interest" means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.

"PIK Loan Asset" means a Loan Asset which allows, provides for or permits a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset (whether or not currently being added) for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

"Pledge Agreement" means that certain Pledge Agreement, dated as of the Closing Date, between the Transferor, as pledgor, and the Collateral Agent, as pledgee, as such Pledge Agreement may from time to time be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Politically Exposed Person" means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

"Portfolio Interest Coverage Ratio" means, with respect to a Determination Date preceding a Payment Date, the ratio of (a) the amounts on deposit in the Interest Collections Subaccount minus the amounts owing on such Payment Date under clause (i) and clause (ii) of

Section 2.04(a) divided by (b) the amounts owing on such Payment Date under clause (iv) of Section 2.04(a).

"Portfolio ICR Test" means a test that will be satisfied after the Ramp-Up Period if the Portfolio Interest Coverage Ratio is at least 1.75:1.00.

"Prepayment Premium" means, in the event that this Agreement is terminated or the Facility Amount is permanently reduced, in each case, pursuant to Section 2.16(b), prior to the ~~two~~one (~~2~~1) year anniversary of the Fourth Amendment Closing Date, an amount equal to 1.0% of either (x) the Facility Amount, in the case of such termination, or (y) the amount of such reduction, in the case of such permanent reduction of the Facility Amount and, in each case, such amounts shall be payable pro rata to each Lender at the time of such termination or such reduction, as applicable; provided that the Prepayment Premium shall be calculated without giving effect to the proviso in the definition of "Facility Amount."

"Private Credit Loan Asset" means any Eligible Loan Asset (other than a Liquid Credit Loan Asset).

"Principal Collection Subaccount" means a sub-account (account number 168442-200 at the Account Bank) of the Collection Account entitled "Principal Collection Subaccount," into which Principal Collections shall be segregated.

"Principal Collections" means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

"Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

"Proceeds" means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

"Purchase and Sale Agreement" means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Purchase Price" means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.

"Qualified Affiliate" means (I) with respect to Overland Advisors, LLC, any Affiliate thereof that (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon Overland Advisors, LLC pursuant to the Investment Advisory Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as manager of the Servicer or manager of the Transferor, as applicable, (c) for which the principal personnel who would perform its duties under the Investment Advisory Agreement as the manager of the Servicer or the manager of the Transferor, as applicable, are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of manager of the Servicer or manager of the Transferor, as applicable and (II) with respect to the Servicer, any Affiliate thereof that (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Servicer pursuant to this Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as the Servicer, (c) for which the principal personnel who would perform its duties hereunder as the Servicer are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of the Servicer.

"Qualified Jurisdiction" means any of the United States and Canada.

"Ramp-Up Period" means the period beginning on the Closing Date and (i) with respect to the ~~definition of “Applicable Margin”, ending on the six (6)-month anniversary thereof, (ii) with respect to the~~ definitions of ~~“~~"Diversity Test”" and ~~“~~"Minimum Utilization”", ~~“~~"ending on the nine (9)-month anniversary thereof and (~~ii~~iii) with respect to the definitions of ~~“~~"Concentration Denominator”", ~~“~~"Maximum Portfolio Advance Rate”", ~~“~~"Portfolio ICR Test”" and ~~“~~"Weighted Average Spread Test”", ending on the fourteen (14)-month anniversary thereof.

"Recipient" means the Administrative Agent and any Lender, as applicable.

"Recipient Lender" has the meaning assigned to such term in Section 12.21(a).

"Records" means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

"Recoveries" means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

"~~Recurring Revenue" means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for "Revenue~~", "~~Recurring Revenue" or "Adjusted Revenue" in the Underlying Instruments for each such Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (dete~~rmin~~ed on a consolidated basis without duplication in accordance with GAAP).~~

"~~Recurring Revenue Loan" means any Loan Asset that otherwise satisfies all of~~ the ~~requirements set forth in the de~~finit~~ion of "First Lien Loan" except that (i) it is underwritten based on the Recurring Revenue of the Obligor, as dete~~rmin~~ed by the A~~dmini~~strative Agent, in consultation with the Servicer, and designated as such in the related Approval Notice, and (ii) neither clause (e) nor clause (f) of the de~~finit~~ion of "First Lien Loan" is satisfied with respect to such Loan Asset.~~

"Redemption Amount" means, on any date of determination, the sum of (a) the aggregate amount paid or distributed by the Transferor to purchase its equity interests in connection with tender offers since the formation of the Transferor, and (b) the aggregate amount of equity interests of the Transferor redeemed, bought back or purchased directly or indirectly by the Transferor or with respect to which the holders thereof have withdrawn from the Transferor since the formation of the Transferor.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

"Register" has the meaning assigned to that term in Section 2.13.

"Registered" means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

"Related Asset" means, with respect to each Loan Asset, all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

"Scheduled Payment" means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.

"Second Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a "first lien" or "first lien last out" loan pursuant to typical commercial terms, and any Lien under any Permitted Working Capital Lien Facility, and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any "permitted liens" as defined in such Underlying Instrument, or such comparable definition if "permitted liens" is not defined therein, (b) that ~~provides that the payment obligation of the Obligor on such Loan Asset is "senior debt" and~~, except for the express lien priority provisions under the documentation of the "first lien" lenders or the documentation with respect to any Permitted Working Capital Lien Facility, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the "first lien" loan).

"Secured Obligations" has the meaning assigned to that term in Section 2.12(a).

"Secured Party" means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank.

"Senior Leverage Ratio" means, with respect to any Loan Asset or any portion of any Loan Asset ~~(other than a Recurring Revenue Loan)~~, as applicable, for any period, the meaning of "Senior Leverage Ratio" or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Underlying Instruments for each such Loan Asset, and in any case that "Senior Leverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness (including FLLO Loans) less Unrestricted Cash, in each case, as of the applicable test date, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

"Servicer" means, as of any date of determination, the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person's property assets would constitute unreasonably small capital.

“Specified Industries” means (i) the "Broadline Retail" and "Specialty Retail" Industry Classifications, (ii) the "Oil, Gas & Consumable Fuels" Industry Classification and (iii) the "Publishing" sub-industry of the "Media" Industry Classification.

"Specified Loan Asset" means any Eligible Loan Asset that is a Private Credit Loan Asset and that meets the following criteria as of the applicable Cut-Off Date:

Criteria	Condition

Loan Type:	First Lien Loan or Unitranche Loan

Minimum EBITDA:	$40,000,000

Maximum EBITDA Adjustments Percentage of less than:	30.0%

Origination Date:	No more than twelve (12) months prior to the date such Loan Asset has been sold, contributed or transferred to the Borrower

Senior Leverage Ratio of less than or equal to:	6.00:1.00

Minimum Cash Interest Coverage Ratio:	1.75:1.00

Equity Cushion of greater than:	40.0%

Maximum Obligor Limit:	5% of Concentration Denominator

Excluded Loan Assets:	Broadly Syndicated Loans, PIK Loan Assets

Minimum Purchase Price:	95.0%

Industry Classification:	Cannot be in a Specified Industry or in Broad Software

"State" means one of the fifty states of the United States or the District of Columbia.

"Stated Maturity" means the date that is ~~five~~four (~~5~~4) years following the Fourth Amendment Closing Date.

"Termination/Reduction Notice" means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, substantially in the form of Exhibit F.

"Third-Party Bid" means any actionable bid from any Approved Broker/Dealer for the full principal amount of the Loan Asset.

"Total Borrower Capitalization" means, on any date of determination, the sum of (a) the Aggregate Adjusted Borrowing Value plus (b) the aggregate amount on deposit in the Principal Collection Subaccount.

"Total Committed Capital" means (i) during the Transferor's status as a private business development company, on any date of determination, the total capital commitments of the Transferor (excluding withdrawn capital commitments), and (ii) upon the Transferor becoming a nontraded business development company, on any date of determination, the total net cash proceeds of the issuance of the Transferor's equity interests (other than proceeds of any distribution or dividend reinvestment plan) since the formation of the Transferor less the Redemption Amount.

"Total Leverage Ratio" means, with respect to any Loan Asset ~~(other than a Recurring Revenue Loan)~~ for any period, the meaning of "Total Leverage Ratio" or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that "Total Leverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, in each case, as of the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

"Transaction Documents" means this Agreement, any Assignment and Acceptance, any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the Administrative Agent Fee Letter, the Collateral Agent and Collateral Custodian Fee Letter, each Lender Fee Letter, the Pledge Agreement and each document, instrument or agreement related to any of the foregoing.

"Transferor" means Overland Advantage, a Delaware statutory trust, in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

"Treasury" means the United States Department of the Treasury.

"Treasury Regulations" means the Treasury regulations promulgated under the Code.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Tax Compliance Certificate" has the meaning assigned to that term in Section 2.11(g)(i)c.

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Underlying Instruments" means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

"Undrawn Capital Commitments" means the sum of any unfunded and undrawn and readily available capital commitments of the equityholders of the Transferor.

"Unfunded Exposure Account" means a trust account (account number 168442-206 at the Account Bank) entitled "Unfunded Exposure Account," in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

"Unfunded Exposure Amount" means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount of all unfunded commitments associated with such Loan Asset as of such date.

"Unfunded Exposure Amount Shortfall" has the meaning assigned to that term in Section 2.02(f).

"Unfunded Exposure Equity Amount" means, on any date of determination during the Amortization Period, the Aggregate Unfunded Exposure Amount, and otherwise, an amount equal to:

(a) for all ~~Eligible~~ Loan Assets which have any unfunded commitments, the aggregate sum of the products of (~~a~~i) the Unfunded Exposure Amount for each such ~~Eligible~~ Loan Asset multiplied by (~~b~~ii) the difference of (x) 100% minus (y) the Advance Rate for each such ~~Eligible~~ Loan Asset; plus

(b) for all ~~Eligible~~ Loan Assets which have any unfunded commitments, the aggregate sum of the products of (~~a~~i) (x) 100% minus the Assigned Value for each such ~~Eligible~~ Loan Asset multiplied by (y) the Unfunded Exposure Amount of each such ~~Eligible~~ Loan Asset multiplied by (~~b~~ii) the Advance Rate for each such ~~Eligible~~ Loan Asset.

"United States" means the United States of America.

"United States Tax Person" means a "United States Person" as defined in Section 7701(a)(30) of the Code.

"Unitranche Loan" means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject to expressly permitted Liens, including any "permitted liens" as defined in the Underlying Instrument for such Loan Asset or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) for which no other Indebtedness of the Obligor secured by a Lien on the Related Collateral exists or is outstanding; provided that any Loan Asset that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan.

"Unmatured Event of Default" means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

"Unrestricted Cash" means, (a) with respect to any Loan Asset, the meaning of "Unrestricted Cash" or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that "Unrestricted Cash" or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

"Unused Fee" has the meaning assigned to that term in Section 2.09.

"Unused Fee Rate" means a rate equal to (a) ~~on any day following the earlier to occur of (i) the day following the date the investors of the Transferor have fully funded the first capital call made by the Transferor after the Closing Date and (ii) April 1, 2024, 0.50% per annum and (b) at all other times, 0.00% per annum.~~ 0.40% per annum plus (b) the Administrative Agent Fee Rate.

"Value Adjustment Event" means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

~~(a) with respect to (x) any Loan Asset other than a Recurring Revenue Loan,~~ (i) the Cash Interest Coverage Ratio with respect to such Loan Asset ~~(which, for the avoidance of doubt, excludes any Recurring Revenue Loan)~~ on any date reported under the Underlying Instrument is less than 1.50:1.00 or decreases by more than 15.0% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date and (ii) either (A) the Total Leverage Ratio with respect to such Loan Asset ~~(which, for the avoidance of doubt, excludes any Recurring Revenue Loan)~~ on any date reported under the Underlying Instrument, minus the Total Leverage Ratio calculated on the Cut-Off Date exceeds 1.00:1.00 or (B) the Total Leverage Ratio with respect to such Loan Asset ~~(which, for the avoidance of doubt, excludes any Recurring Revenue Loan)~~ on any date reported under the Underlying Instrument increases by more than 15.0% from the same Total Leverage Ratio as calculated on the applicable Cut-Off Date, ~~and (y) any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio with respect to such Loan Asset increases by more than 15.0% from the same ratio as of the applicable Cut Off Date;~~

(b) an Obligor payment default of principal or interest occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;

(c) any payment default occurs under any other senior or pari passu obligation for borrowed money of the related Obligor;

(d) a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e) (i) the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder) or (ii) the Borrower or the Servicer shall fail to deliver such financial reporting information to the Administrative Agent and the Lenders with a frequency of at least quarterly, but which shall in no case exceed sixty (60) days after the end of each quarter, and one hundred and twenty (120) days after the end of each fiscal year;

(f) the occurrence of a Material Modification with respect to such Loan Asset;

(g) a breach of a financial covenant (including the financial covenants described in clause (a) of this definition) by the related Obligor in respect of such Loan Asset occurs;

(h) the relevant Obligor, as determined by the Servicer in accordance with the Servicing Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

"Weighted Average Life Test" means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 6.50 years.

"Weighted Average Spread" means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.

"Weighted Average Spread Test" means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to (x) during the Ramp-Up Period, 3.00% and (y) thereafter, ~~4.00~~4.50%.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

"Yield" means the sum of the following, payable on each Payment Date:

~~(a) with respect to Advances (excluding, for the avoidance of doubt, any I/O Loan):~~

(a) ~~(i)~~ with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L
D

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Remittance Period;

	L	=	the outstanding principal amount of such Advance on such day; and

	D	=	360;

plus

(b) ~~(ii)~~ with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

AM x L
D

where:	AM	=	the Applicable Margin applicable on such day;

	L	=	the greater of (a) the Minimum Utilization minus the Advances Outstanding on such day, and (b) 0; and

	D	=	360;

~~(b) with respect to the I/O Loan, with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts dete~~rmin~~ed in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):~~

~~YR x L~~
D

~~where:~~ YR = ~~the Yield Rate;~~

L = ~~the I/O Notional Loan Amount on the I/O Loan on such day; and~~

D = ~~360;~~

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

"Yield Rate" means, ~~(i) for any Advance,~~ as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the

Benchmark for such date plus the Applicable Margin ~~and (ii) with respect to the I/O Loan, the I/O Rate~~.

"Zero-Coupon Obligation" means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02 Other Terms.

(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

Section 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

(d) The word "will" shall be construed to have the same meaning and effect as the word "shall."

(e) The word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.

(h) All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.

(i) Reference to any time means New York, New York time (unless expressly specified otherwise).

(j) Any reference to "close of business" means 5:00 p.m., New York, New York time.

(k) Any use of the term "knowledge" or "actual knowledge" in this Agreement shall mean actual knowledge after reasonable inquiry.

(l) For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 12.01(a).

(m) For all purposes of this Agreement with respect to the calculation of EBITDA, Cash Interest Coverage Ratio, ~~Debt-to-Recurring-Revenue Ratio, Revenue,~~ Senior Leverage Ratio or Total Leverage Ratio at any time, each such calculation shall be made utilizing the most recent financial information and calculations for the testing period required to be reported pursuant to the Underlying Instruments of the Obligors received by the Borrower (or the Servicer on its behalf) and such calculation of EBITDA, Cash Interest Coverage Ratio,

~~Debt to Recurring Revenue Ratio,~~ Senior Leverage Ratio or Total Leverage Ratio shall be deemed to remain the same for each day of such testing period (unless otherwise specified, in each case, by the Borrower (or the Servicer on its behalf)).

Section 1.05 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE FACILITY

Section 2.01 Advances~~; I/O Notional Loan~~.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower may request that the Lenders make Advances ~~(which shall include an interest only notional advance in respect of which interest will accrue thereon at the I/O Rate)~~ secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for the purpose of (x) purchasing Eligible Loan Assets or (y) depositing funds in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount of the related Delayed Draw Loan Asset or Revolving Loan (as applicable); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom.

Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender's unused Commitment then in effect.

(b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing the (i) Advances of such Lender with appropriate insertions as to the date and principal amount or ~~(ii) the I/O Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Loan shall be a zero principal balance note.~~.

~~(c) I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O Loan, the Borrower and Lenders hereby agree that on the Closing Date, a loan with a principal amount equal to the I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O Loan (each such loan, an "I/O Notional Loan"), and any increase or any decrease, if any, of the I/O Notional Loan Amount of the I/O Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O Loan, solely to the extent that the aggregate C~~ommi~~tments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to any such I/O Notional Loan (other than in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the I/O Notional Loan shall be calculated with respect to such Lender's I/O Notional Loan Lender Percentage.~~

Section 2.02 Procedure for Advances.

(a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) For each Advance, the Borrower shall deliver a written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender, with a copy to the Collateral Agent and the Collateral Custodian, no later than 2:00 p.m. at least one (1) U.S. Government Securities Business Days before the U.S. Government Securities Business Day on which the Advance is to be made; provided that, if such Notice of Borrowing is delivered later than 2:00 p.m. on such U.S. Government Securities Business Day, such Notice of Borrowing shall be deemed to have been received on the following U.S. Government Securities Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:

(i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $500,000 (or such smaller amount as the Administrative Agent may consent to in its sole discretion);

Section 2.03 Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances ~~and the I/O Loan~~ (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third (3rd) Business Day prior to such Payment Date.

Section 2.04 Remittance Procedures. The Servicer shall instruct the Collateral Agent by its approval of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent in writing, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control, only the Administrative Agent may, and the Administrative Agent shall, instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a) Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the Payment Account and on each Payment Date the Collateral Agent shall transfer such Interest Collections in the Payment Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iv) pro rata, in accordance with the amounts due under this clause (iv), to the Administrative Agent for distribution to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to the Administrative Agent for distribution to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys' fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to the Administrative Agent to pay the Advances Outstanding (1) first, to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this

(iv) pro rata, in accordance with the amounts due under this clause (iv), to the Administrative Agent for distribution to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to the Administrative Agent for distribution to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys' fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to the Administrative Agent to pay the Advances Outstanding, and any applicable Prepayment Premium, until paid in full;

(vii) to the payment of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(viii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(ix) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees to the extent not paid pursuant to clause (iii) above due to the limitation contained therein;

(x) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

(xi) to pay to the Approved Valuation Firm all accrued and unpaid fees and expenses; and

(xii) to the Borrower, any remaining amounts, for payment as directed by the Borrower, including (A) as a distribution to the Transferor as the holder of the Equity Interests of the Borrower or (B) to the Borrower for payment as directed by the Borrower, any remaining amounts.

(d) Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before the Cut-Off Date of any Delayed Draw Loan Asset or any Revolving Loan, the Borrower shall deposit into the Unfunded Exposure Account an amount such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or Revolving Loan by making a Disbursement Request from the Principal Collection Subaccount in accordance with Section 2.18 and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan; provided that, during the Amortization Period, all such draw requests shall be funded only from amounts on deposit in the Unfunded Exposure Account or from capital contributions made by the Transferor to the Borrower. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank in writing to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) prior to the end of the Revolving Period, the aggregate of all Unfunded Exposure Equity Amounts and (ii) during the Amortization Period, the Aggregate Unfunded Exposure Amount, to be deposited into the Principal Collection Subaccount as Principal Collections. If, at any time, the Administrative Agent determines that a Delayed Draw Loan Asset or a Revolving Loan is no longer an Eligible Loan Asset, the Borrower shall promptly sell such Delayed Draw Loan Asset or Revolving Loan in accordance with Section 2.06(c) to minimize the related Unfunded Exposure Amount.

(e) Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to the such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Transferor hereby agree that they may only receive distributions from amounts available pursuant to Sections 2.04(a)(xiii), 2.04(b)(viii) and 2.04(c)(xii).

(f) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04 and the Collateral Agent may conclusively rely on such instructions and directions. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest or demonstrable error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06 Borrowing Base Deficiency Payments; Equity Cure.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within three (3) Business Days (or such later date (x) as provided for in clause (v) below and Section 2.06(c) or (y) as agreed to by the Administrative Agent in its sole discretion) of the Borrower obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (provided that any reduction in the Assigned Value that results in a Borrowing Base Deficiency, whether occurring automatically or at the direction of the Administrative Agent, shall be deemed notice) by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Subaccount, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), (iii) Grant additional Eligible Loan Assets that are Specified Loan Assets, (iv) subject to the approval of the Administrative Agent, in its sole discretion, Grant additional Eligible Loan Assets (other than Specified Loan Assets) and/or (v) deliver an Equity Cure Notice pursuant to Section 2.06(c) (and after delivery of such Equity Cure Notice, the Borrower shall eliminate such Borrowing Base Deficiency in accordance with such Section 2.06(c)).

(b) No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Grant and a duly completed Borrowing Base Certificate, updated to the date such repayment or Grant is being made and giving pro forma effect to such repayment or Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to any repayment or any Grant pursuant to this Section 2.06 shall be irrevocable.

(c) The Borrower may cure a Borrowing Base Deficiency pursuant to Section 2.06(a)(v) by delivering a notice to the Administrative Agent (such notice, an "Equity Cure Notice") within three (3) Business Days after obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (provided that any reduction in the Assigned Value that results in a Borrowing Base Deficiency, whether occurring automatically or at the direction of the Administrative Agent, shall be deemed notice) and subject to the following requirements:

(i) such Equity Cure Notice sets forth evidence substantially in the form of Exhibit P and reasonably satisfactory to the Administrative Agent that (A) the Transferor has rights pursuant to its Constituent Documents to request capital from its equityholders in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) (after taking into account any other cure options available to the Borrower), (B) the Transferor has made a capital request to its equityholders, and its equityholders have irrevocably agreed to contribute such capital, in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)), and (C) the Transferor intends to contribute such funds to the Borrower in the form of an additional capital contribution; and

(ii) the amount necessary to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) is contributed from the Transferor to the Borrower in immediately available funds, and such amount shall be applied by the Borrower to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) within ten (10) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent.

Section 2.07 Sale of Loan Assets; Affiliate Transactions.

(a) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including Affiliates of the Transferor, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a "Discretionary Sale"); provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, (ii) any sale to an Affiliate of the Transferor meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to any such sale, no Borrowing Base Deficiency shall exist, (iv) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default, and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

(b) Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than three (3) Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the

Servicer of written notice thereof, unless the Administrative Agent has provided its written consent (in its sole and absolute discretion) to waive the requirements set forth in this Section 2.07(b), the Borrower shall either:

(i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) (i) the Purchase Price (calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance, plus (y) any expenses or fees with respect to such Loan Asset, costs and damages actually incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or

(ii) with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the "Release Date"), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and Related Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.

(c) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i) the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

consummated within ninety (90) days of the date of such sale, substitution or release, such repurchase shall not require the consent of the Administrative Agent; provided that the Advance Rate with respect to such Loan Asset and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of "Advance Rate" and "Value Adjustment Event" shall instead be determined as of the date such Loan Asset was sold, substituted or released (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such repurchase is consummated more than ninety (90) days from the date of such sale, substitution or release, then the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of "Advance Rate" and "Value Adjustment Event", shall be determined as of the Cut-Off Date for such repurchase.

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance ~~and I/O Loan~~ shall accrue interest at the applicable Yield Rate for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed by the Administrative Agent on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and such computation shall be provided to the Collateral Agent after calculation thereof. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. ~~Yield on the I/O Loan due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which Yield shall accrue at the Yield Rate for each day during the Remittance Period.~~ For the avoidance of doubt, neither the Collateral Agent nor the Collateral Custodian shall have any duty to calculate the Yield or any component thereof and shall be fully protected in relying on any calculation of the Yield or any component thereof provided to it by the Administrative Agent.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto, including, any loss (including cost of funds and out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest or demonstrable error.

~~(d) For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of an I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable.~~

Section 2.09 Unused Fee. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender, an unused fee, as calculated by the Administrative Agent (the "Unused Fee") payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization.

Section 2.10 Increased Costs; Capital Adequacy; Compensation for Losses.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, tax, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an "Affected Party");

(ii) impose on any Affected Party or the London interbank or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iii) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(iv) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party's capital or on the capital of Affected Party's holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party's holding company could have achieved but for such Change in Law (taking into consideration such Affected Party's policies and the policies of such Affected Party's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party's holding company for any such reduction suffered.

(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest or demonstrable error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party's right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.02, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest or demonstrable error, be conclusive and binding upon the Borrower.

(f) Compensation for Losses. In the event of (i) the payment of any principal of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10(f) shall be delivered to the Borrower and shall be conclusive absent manifest or demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.11 ~~Section 2.11~~ Taxes.

(a) Any and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required by Applicable Law to be withheld from any amounts payable to any Recipient, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the "Additional Amount") such that every net payment made under this Agreement after withholding or deduction for or on account of any Taxes (including, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower or Servicer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower, the Servicer and the Transferor shall pay (i) with respect to the Borrower, on the Payment Date pertaining to the Remittance Period in which such cost is incurred and (ii) with respect to the Servicer and the Transferor, on demand, in each case, any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

(d) The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Person or required to be withheld or deducted from a payment to such Recipient and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest or demonstrable error.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest or demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f) Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in ~~Section 2.11(g)~~Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i) If any Lender is not a United States Tax Person, such Lendershall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party's obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j) If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.

(a) To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the "Secured Obligations"), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower's right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Eligible Loan Asset" or "Permitted Investments," as the case may be.

(b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower's right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the "Assigned Documents"). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall, after the occurrence of an Event of Default, have the sole right to enforce the Borrower's rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts of and stated interest on the Advances ~~or stated interest on the I/O Loan, as applicable~~) (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest or demonstrable error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or ~~I/O Loan~~ hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect the Borrower's obligations in respect of any Advance ~~and the I/O Loan~~.

Section 2.14 Release of Loan Assets. The Lien granted and created pursuant to this Agreement shall be automatically released with the respect to the following: (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.06(c), (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account, (c) amounts distributed to the Borrower pursuant to Section 2.04 and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and the Borrower and at the written direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (substantially in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the

Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

Section 2.15 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.06(c) on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.16 Prepayment; Termination; Reduction.

(a) Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least one (1) Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment, the Borrower shall also pay in full all accrued and unpaid Yield, any Breakage Fees, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable.

(b) The Borrower may, at its option and upon three (3) Business Days' prior written notice of such termination or permanent reduction substantially in the form of Exhibit F to the Administrative Agent and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, all accrued and unpaid Administrative Expenses, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Facility Amount upon payment in full, all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, all accrued and unpaid Administrative Expenses and the Prepayment Premium pro rata to each Lender. The Commitment ~~and I/O Notional Loan Amount~~ of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b).

(c) The Borrower hereby acknowledges and agrees that the Prepayment Premium constitutes additional consideration for the Lenders to enter into this Agreement.

(d) Notwithstanding anything herein to the contrary, no Prepayment Premium shall be due and payable (i) to any Lender that is a Defaulting Lender or (ii) if a Non-Approval Event has occurred and is continuing.

Section 2.17 Collections and Allocations.

(a) The Collateral Agent shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Interest Collections and Principal Collections and transfer the same to the Interest Collection Subaccount and the Principal Collection Subaccount, respectively. The Servicer shall comply with its obligations specified in Section 5.03(o). If, notwithstanding such compliance, the Servicer receives any collections directly, the Servicer (upon obtaining knowledge thereof) shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after obtaining knowledge of the receipt of such Interest Collections and Principal Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Subaccount and the Principal Collection Subaccount no later than three (3) Business Days ~~prior to~~after each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Interest Collections and Principal Collections into the appropriate accounts.

(b) On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.

(c) With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion.

(d) Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts (except for the Payment Account) in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall ot be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account. The parties hereto acknowledge that the Collateral Agent, the Account Bank, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments.

(e) Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.16(d)(c) or Section 2.18.

Section 2.18 Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Subaccount:

(a) direct the Collateral Agent in writing to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder; provided that the following conditions are satisfied:

(i) all conditions precedent set forth in Section 3.02 and Section 3.04 have been satisfied;

(ii) no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment;

(iii) delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; and

(iv) a Replacement Servicer Event has not occurred; or

(b) direct the Collateral Agent in writing to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.16.

Upon the satisfaction of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent shall withdraw funds from the Principal Collection Subaccount as directed by the Servicer in an amount not to exceed the lesser of (x) the amount requested by the Servicer for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Subaccount on such day.

Section 2.19 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then:

(i) the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this

(ii) Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender's applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days' written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a "Non-Consenting Lender." For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement, and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).

Section 2.20 ~~Section 2.20~~ Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest or demonstrable error and may be made in the Administrative Agent's sole discretion and without consent from any other party to this Agreement or any other Transaction Document.

Section 2.20 Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Remittance Period for any SOFR Advance:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest or demonstrable error) that "Term SOFR" cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Advance or a continuation thereof that Term SOFR for any requested Remittance Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Remittance Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Remittance Periods).

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii) in the reasonable judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender's or the Administrative Agent's ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii) any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true and accurate;

(iv) each Lender and the Collateral Agent shall have received all documentation and other information requested by such Lender or the Collateral Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable "know your customer" and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender or the Collateral Agent, as applicable;

(v) at least five (5) days prior to the Closing Date (or such shorter period of time agreed to by the Administrative Agent), the Borrower shall deliver a Beneficial Ownership Certification;

(vi) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender;

(vii) in the judgment of the Administrative Agent and each Lender, there shall have been no material adverse change in the Borrower's (or the Servicer's)

underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender;

(viii) the results of the Administrative Agent's financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent; and

(ix) the Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters, the Administrative Agent Fee Letter and the Collateral Agent and Collateral Custodian Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Account Bank.

(b) By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.

Section 3.02 Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent), no later than 2:00 p.m. on the date that is one (1) Business Day prior to the related Advance Date: (A) a Notice of Borrowing and an Officer's Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be purchased by it on such Advance Date, demonstrating that the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment), (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule, (D) an Approval Notice (for any such Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Advance Date) and (E) such additional information, approvals, documents, certificates and reports as may be reasonably requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Granted evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(ii) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Advance Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (substantially in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Cut-Off Date as to any Loan Assets;

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or, in the case of any representation or warranty that is already qualified by materiality or Material Adverse Effect or any similar term, in all respects), and there exists no material breach of any covenant contained in Sections 5.01, 5.02, 5.035.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv) no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(v) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;

(vi) since the Closing Date, there has been no Material Adverse Effect;

(vii) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Advance Date;

(viii) if the Loan Asset to be acquired is being transferred to the Borrower from the Transferor, all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Advance Date (and the Related Asset related thereto), including, the perfection of the Borrower's interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the

Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed; and

(ix) the Loan Asset to be acquired with the proceeds of such Advance is an Eligible Loan Asset as of the date of funding.

(b) The Borrower shall have provided a request for an Approval Notice for each Loan Asset (other than a Specified Loan Asset) intended to be included in the Collateral in connection with the applicable Advance Date (and such information in respect of each such Loan Asset that is requested by the Administrative Agent) no later than 10:00 a.m. on the date that is no fewer than (i) for Broadly Syndicated Loans, three (3) Business Days and (ii) otherwise, five (5) Business Days (or in each case such shorter period of time agreed to by the Administrative Agent) prior to the applicable Advance Date. The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Assets) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.

(c) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.

(d) The proposed Advance Date shall take place during the Revolving Period.

(e) The Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters, the Administrative Agent Fee Letter and the Collateral Agent and Collateral Custodian Fee Letter.

(f) If any proceeds of such Advance will be distributed to the Transferor pursuant to Section 5.02(h)(iv), the Portfolio ICR Test shall have been satisfied as of the most recent determination date with respect thereto or, if the Portfolio ICR Test was not satisfied as of such date, the Servicer certifies (on behalf of the Borrower) that the Portfolio ICR Test shall be satisfied on the next Determination Date preceding a Payment Date on a pro forma basis after giving effect to such distribution.

The failure to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lenders to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender's obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04 Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Administrative Agent and the Collateral Agent by the Borrower):

(a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent) no later than 5:00 p.m. on the date that is one (1) U.S. Government Securities Business Day prior to the related Cut-Off Date: (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) an Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date) and (iv) such additional information, approvals, documents, certificates and reports as may be requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(b) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Cut-Off Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (substantially in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Cut-Off Date as to any Loan Assets;

(c) with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the related Cut-Off Date;

(d) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;

(e) if the Loan Asset to be acquired is being transferred to the Borrower from the Transferor, all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Cut-Off Date (and the Related Asset), including, the perfection of the Borrower's interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(f) the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Asset) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Cut-Off Date;

(g) no Event of Default has occurred, or would result from such Grant, and no Unmatured Event of Default exists, or would result from such Grant (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(h) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.035.03 and 5.04 before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV~~ARTICLE IV~~

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and (iii) is duly qualified and in good standing under the laws of each jurisdiction, except as would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or

(xiii) with respect to any Collateral that constitutes a "certificated security," such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv) with respect to any Collateral that constitutes an "uncertificated security," that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(ll) [Reserved].

(mm) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or the Transferor that would have a Material Adverse Effect.

(nn) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which is a valid and first priority perfected security interest in the Collateral and in that portion of the Collateral in which a security interest may be perfected by filing subject only to Permitted Liens. No Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts.

(b) Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset, (iii) with respect to each Loan Asset included as an Eligible Loan Asset, the Investment Criteria was satisfied on the date on which the Borrower (or the Servicer on its behalf) committed to purchase such Eligible Loan Asset (and after giving effect to such commitment), and (iv) with respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(c) No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower's knowledge, on the part of the Obligor.

Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with all requisite trust power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a Delaware statutory trust and is in good standing as a Delaware statutory trust, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except as would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary trust action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer's Constituent Documents or any contractual obligation of the Servicer, in each case in

(r) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(s) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Servicer on the Borrower's behalf to send Principal Collections and Interest Collections on the Collateral.

(t) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(u) Servicer Default. No event has occurred which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such).

(v) Broker/Dealer. The Servicer is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w) Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.

Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.01Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation in all material respects. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower's financial and operating results are consolidated with those of the Transferor in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm's-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's length transaction (except for capital contributions or

(i) Taxes. The Borrower will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).

(j) Notice of Event of Default. The Borrower shall notify the Administrative Agent and each Lender of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within two (2) Business Days of the earlier of notice or a Responsible Officer having obtained knowledge of such event. In addition, no later than two (2) Business Days following the earlier of notice or a Responsible Office having obtained knowledge of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower, or the Servicer on the Borrower’s behalf, will provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower, or the Servicer on the Borrower’s behalf, setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k) Notice of Material Events. The Borrower shall promptly upon the earlier of notice or a Responsible Officer having obtained knowledge thereof notify the Administrative Agent and each Lender of any event or other circumstance that is reasonably likely to have a Material Adverse Effect (but in no event later than two (2) Business Days upon the earlier of notice or a Responsible Officer having obtained knowledge thereof).

(l) Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent and each Lender telephonic or email notice within ten (10) Business Days (confirmed in writing within five (5) Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Transferor or any "affiliated group" (of which the Transferor is a member) in an amount equal to or greater than $2,500,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m) Notice of Auditors' Management Letters. The Borrower shall promptly notify the Administrative Agent and each Lender after the receipt of any auditors' management letters received by the Borrower or by its accountants (but in no event later than two (2) Business Days after receipt).

(n) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify (but in no event later than two (2) Business Days thereof) the Administrative Agent and each Lender if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(o) Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(y) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(z) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(aa) Performance of Covenants. The Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(bb) Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder ~~(other than the I/O Loan)~~ as indebtedness of the Borrower for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(cc) Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by the Borrower for its own account and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent, information with respect to the Collateral and the conduct and operation of its business.

(dd) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney, substantially in the form attached hereto as Exhibit N or O, as applicable, to send (at the Administrative Agent's discretion on the Collateral Agent's behalf, after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent's interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent's behalf.

~~(ee) Officer's Certificate. On each five (5) year~~ anni~~versary of the date of this Agreement, the Borrower shall deliver an Officer's Certificate, in form and substance acceptable to the Collateral Agent and the A~~dmini~~strative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral, other than Permitted Liens, perfected by~~ filin~~g of a UCC financing statement other than in favor of the~~

~~Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches reasonably satisfactory to the A~~dmini~~strative Agent, that there is no other interest in the Collateral based on any tax or judgment lien.~~

(ee) [Reserved].

(ff) Continuation Statements. The Borrower shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

~~(i)~~ ,authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement~~; and~~.

~~(ii) deliver or cause to be delivered to the Collateral Agent, the A~~dmini~~strative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the A~~dmini~~strative Agent,~~ confirmin~~g and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions,~~ limit~~ations and exceptions.~~

(gg) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(hh) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub-clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.01.

(ii) Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent written notification of the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect.

(jj) Other Reporting. The Borrower shall provide the Administrative Agent and each Lender, simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the

Administrative Agent and each Lender either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent and each Lender access thereto.

(kk) Other Information. The Borrower shall deliver, to the extent reasonably available to or reasonably obtainable by the Borrower, (i) promptly following the Administrative Agent's request, in any event within five (5) days of such request, such other information, financial or otherwise, with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time and (ii) promptly following any change (but in no event later than two (2) Business Days after such change) in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower's business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries; or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower's organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Independent Manager(s)) is required for the Borrower to (i) file any insolvency, or reorganization case or proceeding, (ii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iii) institute proceedings under any applicable insolvency law, (iv) seek any relief under any law relating to relief from debts or the protection of debtors, (v) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vi) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (vii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (viii) make any assignment for the benefit of its delayed) to such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith.

(q) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

Section 5.03 Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral or any part thereof.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer or in its capacity as the Transferor under the Purchase and Sale Agreement.

(d) Keeping of Records and Books of Account.

(i) The Servicer will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) Subject to Section 6.11, the Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(v) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.035.03.

(w) Value Adjustment Event. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of any Value Adjustment Event with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice.

(x) Notice of Original Required Loan Documents. With respect to any Loan Asset, the Servicer shall notify the Administrative Agent as soon as possible and in any event within two (2) Business Days after the Servicer receives notice or obtains knowledge that an original executed promissory note or an original lost note affidavit and indemnity or other similar document has been executed with respect to such Loan Asset.

Section 5.04 Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i) the Servicer has delivered to the Administrative Agent and each Lender an Officer's Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may request;

(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender;

(iii) after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and

(iv) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) in writing to such consolidation, merger, conveyance or transfer.

(b) Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its formation, unless the Servicer has provided prior written notice to the Administrative Agent, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Administrative Agent shall consent (not to be unreasonably withheld, conditioned or delayed) to such change or move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(e) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(f) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to the purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the of the Loan Assets owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulation Section 301.7701(i)-1 of the Code.

Section 5.05 Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

Section 5.07 Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at its address specified in Section 12.02 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08 Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower hereby appoints Overland Advantage, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Until the Administrative Agent gives Overland Advantage a Servicer Removal Notice, Overland Advantage hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of an Event of Default (including, as a result of a Servicer Default), the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a "Servicer Removal Notice"), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer's obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may, in its sole discretion, appoint a replacement servicer (the "Replacement Servicer"), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion; provided that the appointment of such Replacement Servicer shall not cause the Borrower or the Transferor to be in violation of any material Applicable Law; provided further, that any such Replacement Servicer must (at the time it takes over as Servicer) (i) have a net worth of at least $50,000,000, (ii) have assets under management of at least $200,000,000 and (iii) have a regular business including the servicing of assets similar to the Loans. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.

Section 6.02 Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may request;

(iii) maintaining and implementing administrative and operating procedures (including, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, Collateral Custodian or the Collateral Agent may from time to time request;

(v) identifying each Loan Asset in its internal servicing records to reflect the ownership of such Loan Asset by the Borrower;

(vi) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vii) maintaining the Loan File with respect to Loan Assets included as part of the Collateral;

(viii) directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

Section 6.03 Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all steps consistent with the Servicing Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party's express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent's consent.

(b) After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral.

(i) The Servicer will collect, or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(ii) In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or

Section 6.05 Realization Upon Loan Assets. The Servicer will use efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Related Collateral, and employ practices and procedures consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Related Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Related Collateral, the sale price of the Related Collateral and certifying that such sale price is the fair value of such Related Collateral. In any case in which any such Related Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Collateral unless it determines at the time of such expenditure consistent with the Servicing Standard that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit, or cause to be remitted, to the Collection Account the Recoveries received in connection with the sale or disposition of Related Collateral relating to a Defaulted Loan.

Section 6.06 Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.

Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.

Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer Information.

(a) Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Agent). On each date that the Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender.

(b) Servicing Report. On each Reporting Date, the Servicer shall prepare (or cause the Collateral Agent to prepare based on information provided to it by the Servicer, the Administrative Agent and the Lenders as set forth herein) and provide to the Borrower, each Lender, the Administrative Agent and the Servicer, a monthly statement including (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) a calculation of each Collateral Quality Test, (iv) a list of Loan Assets acquired, sold, substituted or released, (v) a statement indicating that the Borrower is in compliance with the Portfolio ICR Test and (vi) if such Reporting Date occurs in a calendar month in which a Payment Date occurs, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a "Servicing Report"), with respect to the last calendar day of the previous calendar month in the case of clauses (i) through (iv), and with respect to the relevant Determination Date in the case of clauses (v) and (vi), signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit H. Each Servicing Report shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein. The Servicer shall notify the Administrative Agent on or prior to the Reporting Date if the Servicing Report will not be delivered to the Lenders and the Administrative Agent on such Reporting Date.

The Servicer shall provide the Collateral Agent (x) not later than five (5) Business Days after the last calendar day of each month, the information set forth in clauses (i) and (ii) of the first sentence of Section 6.08(b) and (y) such other information as may be reasonably requested in writing by the Collateral Agent and is within the possession of the Servicer. The Servicer shall cooperate with the Collateral Agent in connection with the preparation of the Servicing Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder, in each case on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Servicing Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution. Notwithstanding the above, the Servicer shall not be relieved of, and shall remain liable for, the Collateral Agent's performance of and compliance with the duties and obligations in connection with any such Servicing Report.

(c) Servicer's Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit I (a "Servicer's Certificate"), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Event of Default, Servicer Default or Unmatured Event of Default has occurred.

(d) Financial Statements. The Servicer will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Servicer or the Transferor, as applicable, commencing March, 2024, consolidated unaudited financial statements of the Servicer and the Transferor for the most recent fiscal quarter, and (ii) within ninety (90) days after the end of each fiscal year, commencing with the fiscal year ended December 2024, consolidated audited financial statements of the Servicer and the Transferor audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.

(e) Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Agent, with respect to each Obligor, (i) all documents and information required to be delivered by the Obligor under the Underlying Instruments with respect to each Loan Asset, and the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made promptly but in no event later than five (5) Business Days after receipt (which financial reporting package shall include, at minimum, sufficient details to determine Cash Interest Coverage Ratio, Senior Leverage Ratio, Total Leverage Ratio, and EBITDA, ~~Recurring Revenue and Debt-to-Recurring Revenue Ratio~~, as applicable, for such Obligor), (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within five (5) Business Days after receipt by the Borrower and/or the Servicer as specified in the related Underlying Instruments and (iii) (x) on a quarterly basis, (A) the status of each Loan Asset, including an assessment of the related Obligor and information known to the Servicer that may be material to their future financial performance, (B) the Servicer's expectations, projections or plans for working out, restructuring, managing, selling or otherwise monetizing such Loan Asset and (C) any other information reasonably requested by the Administrative Agent (including a report listing, and providing an explanation of, all amendments, modifications and waivers made with respect to any Underlying Instrument related to any Loan Asset during the immediately preceding Remittance Period and all information provided to an Approved Valuation Firm) relating to any Loan Asset, and (y) promptly upon receipt by the Borrower or the Servicer, any valuation reports conducted by third parties in connection with the proposed investment with respect to the Obligor. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may request with respect to any Obligor.

(f) Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within five (5) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(g) Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be delivered to such Secured Party in an electronic format acceptable to the Administrative Agent.

(h) Obligor Reports. The Servicer shall furnish to the Administrative Agent:

(i) within ten (10) Business Days of the completion of the Servicer's portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly) (A) any financial reporting packages with respect to such Obligor and with respect to each Loan Asset for each Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Servicer as of the date of the Servicer's most recent portfolio review and (B) the internal monitoring report prepared by the Servicer with respect to each Obligor. The Servicer shall not be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Loan Asset or Obligor (to the extent reasonably available to the Servicer); and

(ii) within ten (10) Business Days of each one (1)-year anniversary of the Cut-Off Date of such Loan Asset, updated Obligor Information for such Obligor.

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person's supervision and (b) the Servicer has performed or has caused to be performed all of its obligations under this Agreement throughout such year and no Servicer Default has occurred.

Section 6.10 Annual Independent Public Accountant's Servicing Reports. The Servicer will cause a nationally recognized auditing firm (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a report covering such fiscal year to the effect that such auditors have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer's Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such auditors that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such auditors shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer's Records.

(a) Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Loan Assets and (B) to visit its properties in connection with the collection, processing or servicing of the Loan Assets for the purpose of examining such records, and to discuss matters relating to the Loan Assets or such Person's performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer's business and operations. So long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur (x) upon two (2) Business Days' prior written notice, (y) during normal business hours and (z) no more than two (2) times in any calendar year. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection.

(b) The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loan Assets and all other documents regarding the Loan Assets included as part of the Collateral in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days' prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing) and (ii) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower's and the Servicer's collection and administration of the Loan Assets in order to assess compliance by the Servicer with the Servicer's written policies and procedures, as well as this Agreement and may conduct an audit of the Loan Assets and Records in conjunction with such review.

(c) The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 6.11, (at an annual cost not to exceed $75,000 unless an Event of

Default, Unmatured Event of Default or Servicer Default has occurred and is continuing). Neither the Servicer nor the Borrower shall, unless an Event of Default, Unmatured Event of Default or Servicer Default, be required to pay a combined total amount of more than $75,000 in any twelve-month period.

Section 6.12 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer's determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

Section 6.13 Required Sale Assets. Notwithstanding anything else in this Agreement to the contrary, the Servicer shall divest the Borrower of all Required Sale Assets within two (2) Business Days of obtaining notice or knowledge that such asset is a Required Sale Asset. For the avoidance of doubt, the Borrower's divestment of the Required Sale Assets shall not be subject to the terms of Section 2.06(c) or included in determining the Borrower's compliance with the requirements therein in connection with the sale of any other Loan Asset.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur:

(a) a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee and in the case of clause (ii) such failure to pay is not cured within two (2) Business Days (or, if such failure to pay is due to administrative error, three (3) Business Days) after the same becomes due; or

(b) any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Prepayment Premium; or

(c) the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04 and such failure to pay is not cured within two (2) Business Days (or, if such failure to pay is due to administrative error, three (3) Business Days) after the same becomes due; or

(d) (i) any of the Borrower, the Transferor or the Servicer shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) and (y) with respect to the Transferor or the Servicer, fail to pay any the definition thereof, effective as of the date of the occurrence of such Event of Default, and shall apply on each day after the occurrence of such Event of Default.

Section 7.02 Additional Remedies of the Administrative Agent.

(a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower's expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.

(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or the Required Lenders declare the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Transferor, to endorse the name of the Borrower or the Transferor, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.

Section 7.03 Option to Purchase Collateral. In connection with any liquidation in full of the Collateral, including without limitation, (a) upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default or (b) at the Facility Maturity Date; provided that (1) the Servicer is not the defaulting party with respect to any such Event of Default and (2) the Servicer is not in breach of any material provision of the Transaction Documents, the Servicer (or its designated Affiliate (other than the Borrower) or managed fund) shall, subject to the additional requirements set forth in this Section 7.03, have the right to commit to purchase all (but not less than all) of the Loan Assets included in the Collateral at a purchase price at least equal to the sum of the then accrued and outstanding Obligations, as determined by the Administrative Agent (the "Exercise Notice Purchase Price"). The Servicer may exercise such right by providing written notice (the "Exercise Notice") to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right which shall include the Exercise Notice Purchase Price and shall be delivered not later than 5:00 p.m. on the Facility Maturity Date or the date on which the Servicer receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable. Once an Exercise Notice is given by the Servicer (subject to the immediately succeeding sentence), the Servicer (or such Affiliate or managed fund designated in the Exercise Notice) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the Exercise Notice Purchase Price referenced in such Exercise Notice, for settlement within the normal settlement period for such Collateral. The Exercise Notice Purchase Price must be received by the Administrative Agent, or its designee, in immediately available funds no later than ten (10) Business Days following delivery of the Exercise Notice hereunder, or, if earlier, the date of settlement for such Collateral. In the event that the Exercise Notice is not timely provided and/or the Exercise Notice Purchase Price is not timely received, each pursuant to the conditions set forth in this Section 7.03, the Administrative Agent may forthwith liquidate the Loan Assets and may, in its sole discretion, appoint a Replacement Servicer.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an "Indemnified Party" for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements of (x) one outside counsel to the Administrative Agent and the Lenders; provided that in the event of any conflict of interest, the Administrative Agent (and any Lender that is an Affiliate of the Administrative Agent) shall be entitled to separate counsel from each other Lender, (y) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, and (z) one counsel per foreign or local jurisdiction to the parties set forth in each of clause (x) and clause (y) above (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party or (ii) result from Loan Assets which are uncollectible due to the Obligor's financial inability to pay.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within two (2) Business Days following the Administrative Agent's written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian and the termination of this Agreement.

Section 8.02 Indemnities by Servicer.

(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any breach by the Servicer which is related to any Transaction Document, the transactions contemplated hereby or thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto; provided that

Indemnified Amounts shall not be available to an Indemnified Party to the extent that such Indemnified Amounts are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder.

(b) Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within two (2) Business Days following receipt by the Servicer of the Administrative Agent's written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.02, shall provide the Servicer with written notice (which shall include calculations in reasonable detail) of the Indemnified Amounts with respect to which such indemnification is requested.

(c) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.

(f) Without limiting clause (a) above, the Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Loan Assets.

Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, none of the Borrower or the Servicer shall assert, and each hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an "Action") for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the "Indemnifying Party") in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX~~ARTICLE IX~~

THE ADMINISTRATIVE AGENT

Section 9.01 The Administrative Agent.

(a) Appointment. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance ~~and the I/O Loan~~ as the owner thereof for all purposes unless such Advance ~~or the I/O Loan, as applicable,~~ shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person's receipt of such request, then such Lender shall be deemed to have consented to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a "Notice of Event of Default," "Notice of Unmatured Event of Default" or "Notice of Servicer Default," as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Required Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent's Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will,

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender's most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information, to any Disqualified Institution.

Section 9.02 Reallocation of Advances. Any reallocation of Advances among the Lenders pursuant to an Assignment and Acceptance executed by a Lender(s) and its assignee(s) and delivered pursuant to Section 12.04 or pursuant to a Joinder Supplement executed and delivered pursuant to Section 12.04 in each case, shall be wired by the applicable purchasing Lender(s) to either (i) the Administrative Agent pursuant to the wiring instructions provided by the Administrative Agent, and the Administrative Agent shall subsequently wire the funds related to such Advances (pro rata in accordance with such Lender's Commitment) to the applicable selling Lender(s) pursuant to the wiring instructions provided by such selling Lender(s), or (ii) directly to the applicable selling Lender(s) pursuant to the wiring instructions provided by such selling Lender(s); provided that the Administrative Agent or the purchasing Lender(s), as applicable, shall not fund such wire until the Administrative Agent and such purchasing Lender(s) have received an executed Assignment and Acceptance or Joinder Supplement, as applicable.

ARTICLE X

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent's receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent and the Lenders hereby appoint Wilmington Trust, National Association, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. Wilmington Trust, National Association, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02 Duties of Collateral Agent.

(a) Appointment. The Lenders and the Administrative Agent each hereby appoints Wilmington Trust, National Association to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall calculate (A) amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy with the Collateral Agent's calculations (such dispute to be resolved in accordance with Section 2.05) and (B) the testing items set forth in clauses (iii) through (v) of the Servicing Report and notify the Servicer in the event of any discrepancy between the Collateral Agent's calculations and the calculations of the Servicer;

(ii) The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05.

(iii) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Pledge Agreement and Control Agreement in such capacity.

Section 10.03 Merger or Consolidation. Any Person (a) into which the Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (c) that may succeed to the corporate trust business and assets of the Collateral Agent substantially as a whole shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent's entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05 or (b) the termination of this Agreement.

Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by 30 days' notice given in writing to the Collateral Agent (the "Collateral Agent Termination Notice"); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

Section 10.06 Limitation on Liability.

(a) The Collateral Agent may request and conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, resolution, report, request, direction, consent, order, judgment, bond, debenture, note or other evidence of indebtedness or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for

Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian, Administrative Agent, Borrower, Servicer or any other Person under this Agreement.

(j) The Collateral Agent shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

(k) The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with due care (other than any agent or attorney in fact that is an Affiliate of the Collateral Agent or an employee of the Collateral Agent or an Affiliate thereof).

(l) The rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the entity serving as the Collateral Agent in each of its capacities hereunder and in each of its capacities as under any related document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any related document, as the case may be, including, without limitation, the Collateral Custodian and the Account Bank.

Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days' written notice thereof to the Administrative Agent and the Borrower. Upon receiving such notice of resignation, the Administrative Agent shall (with the consent of the Borrower) promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation or a Collateral Agent Termination Notice, the resigning or removed Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI

COLLATERAL CUSTODIAN Section 11.01 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral

Custodian hereunder from time to time in accordance with this Section 11.01. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian's receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 11.02 Duties of Collateral Custodian.

(a) Appointment. The Administrative Agent hereby appoints Wilmington Trust, National Association to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents, the related Loan Asset Schedule and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Asset Checklist) and have no mutilated pages, (B) if listed on the Loan Asset Checklist, filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) if listed on the Loan Asset Checklist, a copy of an Insurance Policy (or evidence thereof) with respect to any real or personal property constituting the Related Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Asset Schedule (such items (A) through (D) collectively, the "Review Criteria"). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, Loan Asset number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the

Collateral Custodian. The Collateral Custodian's receipt of reports (including monthly distribution reports) and any publicly available information, shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein.

Section 11.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the corporate trust business and assets of the Collateral Custodian substantially as a whole shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees and Collateral Custodian Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian's entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement.

Section 11.05 Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by 30 days' notice given in writing to the Collateral Custodian (the "Collateral Custodian Termination Notice"); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to receive compensation of its fees and expenses in accordance with Section 11.04 and shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

Section 11.06 Limitation on Liability.

(a) The Collateral Custodian may request and conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, resolution, report, request, direction, consent, order, judgment, bond, debenture, note or other evidence of indebtedness or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and any other Transaction Document to which it is a party and no covenants or obligations shall be implied in this Agreement or any other Transaction Document against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent and the Borrower of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any fees, costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request substantially in the form of Exhibit J. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor collateral custodian shall not have been delivered to the Collateral Custodian within forty five (45) days after the giving of such notice of resignation or a Collateral Custodian Termination Notice, the resigning or removed Collateral Custodian may petition a court of competent jurisdiction for the appointment of a successor collateral custodian.

Section 11.08 Release of Documents.

(a) Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt substantially in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all substantially in the form annexed hereto as Exhibit J.

(b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer's request for release of documents and receipt substantially in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received) in connection with such payment or repurchase have been credited to the Collection Account, the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

Section 11.09 Return of Required Loan Documents. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.14, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request substantially in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 11.10 Access to Certain Documentation and Information Regarding the Collateral. The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents held by the Collateral Custodian and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer's and the Collateral Custodian's normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral; provided that, prior to the occurrence of an Event of Default, such review shall be conducted no more than two times in any calendar year.

Section 11.11 Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent's security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers.

(a) (i) Except as otherwise provided for in this Agreement (including Section 2.20), no amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable;

and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 12.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 12.01 or (iv) extending the Stated Maturity or clause (a) of the definition of "Commitment Termination Date."

(c) In addition, notwithstanding anything in this Section 12.01 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement or the Transaction Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

Section 12.02 Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail ("email") or by hand delivery, to such party's address set forth below:

BORROWER:

Overland Financing MS, LLC

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Email:

~~legalnotices@overland-advantage~~legalnotices@overland-advantage.com;

FundFinance@centerbridge.com

Phone: (212) 672-5000

SERVICER AND TRANSFEROR:	Overland Advantage c/o Centerbridge Partners, L.P. 375 Park Avenue, 11th Floor New York, New York 10152 Email: legalnotices@overland-advantage.com; FundFinance@centerbridge.com Phone: (212) 672-5000

ADMINISTRATIVE AGENT:	Morgan Stanley Senior Funding, Inc. 1585 Broadway, 24th Floor New York, New York 10036 Attention: FID Secured Lending Group

1585 Broadway, 24th Floor

New York, New York 10036

Attention: FID Secured Lending Group Email: (for borrowing requests) mmborrowingrequests@morganstanley.com (for all other purposes) mmloanapprovals@morganstanley.com

Morgan Stanley Bank, N.A.

1300 Thames Street, Thames Street Wharf Baltimore, Maryland 21231

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com (for all other purposes)

mmloanapprovals@morganstanley.com

or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received,

Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender's rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance ~~or the I/O~~ (or portion thereof) to any Person; provided that, so long as no Unmatured Event of Default or Event of Default has occurred, the Borrower has provided its written consent (such consent not to be unreasonably withheld, conditioned or delayed) to such assignment to any Person that is a Disqualified Institution, or is not a Lender or an Affiliate of a Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for any grant of a security interest or sale of a participation interest to any Person, an assignment to a Lender or an Affiliate of a Lender, an assignment to a Person that is not a Disqualified Institution or an assignment that is required by Applicable Law). Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement substantially in the form of Exhibit K hereto (an "Assignment and Acceptance"). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest with respect to the Advances ~~and/or the I/O Notional Loan Amount and interest with respect to the I/O Loan, as applicable~~) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance ~~and/or the I/O Loan~~ pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.

(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Advances or other obligations under the Transaction Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest or demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.05 Term of This Agreement. This Agreement, including, the Borrower's representations and covenants set forth in Articles IV and V and the Servicer's representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07 and Section 12.09 shall be continuing and shall survive any termination of this Agreement.

Section 12.06 GOVERNING LAW; JURY WAIVER.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS Section 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO (OTHER THAN THE COLLATERAL AGENT AND COLLATERAL CUSTODIAN) WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. THE COLLATERAL AGENT AND THE COLLATERAL CUSTODIAN HEREBY AGREE TO SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT; OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 12.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay, on the Payment Date pertaining to the Remittance Period in which such cost is incurred (or any prior Remittance Period to the extent not previously paid), on demand all costs and expenses of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, the fees and expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay, on the Payment Date pertaining to a Remittance Period, all other costs and expenses incurred by the Administrative Agent, the Lenders, the

Collateral Agent, the Collateral Custodian and the Account Bank during such Remittance Period or any prior Remittance Period to the extent not previously paid.

(c) Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents.

Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

Section 12.09 Recourse Against Certain Parties.

(a) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate the indemnity obligations of the Borrower or the Servicer hereunder with respect to a claim for special, indirect, consequential or punitive damages against any Indemnified Party which is brought by a Person not a party hereto (or such Person's Affiliates, directors, officers, employees, attorneys or agents).

(b) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(c) The provisions of this Section 12.09 shall survive the termination of this Agreement.

Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a) It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor's right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b) It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c) The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor's financial records and to include a note in the publicly filed annual and quarterly financial statements of the Transferor indicating that assets sold to the Borrower under the Purchase and Sale Agreement are owned by the Borrower that is consolidated in the Transferor's financial statements, the creditors of the Borrower have received security interests in such assets and such assets are not intended to be available to the creditors of the Transferor (or any other affiliate of the Transferor).

Section 12.12 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including (1) any advisor engaged by such party in connection with portfolio management, monitoring and reporting solutions with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons and (2) any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons ("Excepted Persons"); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian (A) to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Borrower and its affiliates; provided, further, that upon such Excepted Person's agreement to the foregoing sub-clauses (A) and (B), the Borrower and the Servicer shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose the existence of this Agreement, but not the terms thereof, (iii)

disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12(a) include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders', the Administrative Agent's, the Collateral Agent's, the Account Bank's or the Collateral Custodian's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders, or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances ~~or the I/O Loan, as applicable,~~ owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances ~~or the I/O Loan, as applicable,~~ obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances ~~or the I/O Loan, as applicable,~~ owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(u), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent's demand therefor.

Section 12.17 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.

(a) Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).

(b) Each of the Borrower, the Servicer and the Transferor further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Servicer and the Transferor, and each of the Borrower, the Servicer and the Transferor hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d) The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20 Acknowledgment and Consent to Bail-In of Affected

Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.21 Return of Certain Payments.

(a) Each Lender (and each participant of any Lender, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (a "Recipient Lender") from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient Lender (whether or not known to such Recipient Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") and demands the return of such Payment, such Recipient Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient Lender under this Section 12.21(a) shall be conclusive, absent manifest or demonstrable error.

(b) Without limitation of clause (a) above, each Recipient Lender further acknowledges and agrees that if such Recipient Lender receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a "Payment Notice"), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient Lender agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower and the Servicer under this Agreement and the Transferor under the Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule II is attached; provided that, if such Loan Asset does not satisfy the representations and warranties below, the Administrative Agent may expressly consent in its sole discretion to the inclusion of such Loan Asset as an Eligible Loan Asset; provided, further, that the Administrative Agent will only be considered to have consented to such inclusion if the Borrower and the Servicer have expressly acknowledged that one or more of the representations and warranties below are not true with respect to such Loan Asset.

1. As of the related Cut-Off Date, unless such Loan Asset is a Specified Loan Asset, each such Loan Asset has been approved in writing by the Administrative Agent in its sole discretion.

2. As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan, Second Lien Loan, Unitranche Loan, or FLLO Loan ~~or Recurring Revenue Loan~~, evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on a form acceptable to the agent in respect of such Loan Asset. Each such Loan Asset and the Related Asset is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to, and is the sole owner of, such Loan Asset and the Related Asset, free and clear of all Liens other than any Permitted Liens.

3. The Obligor with respect to each such Loan Asset is organized under the laws of (i) the United States or any state thereof or (ii) any Qualified Jurisdiction.

4. The Underlying Instruments for such Loan Assets are governed by the laws of (i) the United States or any state thereof or (ii) any Qualified Jurisdiction.

5. Each such Loan Asset is denominated and payable only in Dollars and does not permit the currency or country in which such Loan Asset is payable to be changed.

6. As of the Cut-Off Date, no such Loan Asset is Margin Stock.

7. The acquisition of such Loan Asset does not cause the Borrower or the assets constituting the Collateral to be required to be registered as an investment company under the 1940 Act.

8. As of the Cut-Off Date, each such Loan Asset is not a DIP Loan.

Sch. II-1

9. No such Loan Asset is principally secured by interests in real property.

10. Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, and there are no conditions precedent to the enforceability or validity of the Loan Asset that have not been satisfied or validly waived.

11. Each such Loan Asset is in the form of, and is treated as, indebtedness for U.S. federal income tax purposes.

12. As of the related Cut-Off Date, such Loan Asset is not a Defaulted Loan or a Credit Risk Loan.

13. Neither the Transferor nor the Servicer are Affiliates of the Obligor with respect to such Loan Asset.

14. The acquisition of any such Loan Asset by the Borrower and the Grant thereof would not (a) violate any Applicable Law or (b) cause the Administrative Agent or the Lenders to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or the Lenders.

15. Pursuant to the Underlying Instruments with respect to such Loan Asset, (a) either (i) such Loan Asset is freely assignable to the Borrower and able to be Granted to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii) all consents necessary for assignment of such Loan Asset to the Borrower and Grant to the Collateral Agent for the benefit of the Secured Parties have been obtained and (b) the Underlying Instruments requires only usual and customary consents and provides that any consents necessary for future assignments (other than customary restrictions against assignments to persons that are disqualified lenders) shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instruments inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).

16. The funding obligations for each such Loan Asset and the Underlying Instruments under which such Loan Asset was created have been fully satisfied and all sums available thereunder (other than customary protective advances permitted to be made thereunder which represent a de minimis amount relative to the outstanding balance of such Loan as determined by the Servicer in its commercially reasonable judgment) have been fully advanced, or if such Loan Asset is a Delayed Draw Loan Asset or a Revolving Loan, either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars at least equal to the Unfunded Exposure Equity Amount or (ii) the Unfunded Exposure Equity Amount with respect to such Loan Asset shall not create a Borrowing Base Deficiency.

17. As of the related Cut-Off Date, no such Loan Asset is the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the

Sch. II-2

35. To the knowledge of the Borrower and the Servicer, the Obligor with respect to such Loan Asset, on the applicable date of determination, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) has not entered into the Loan Asset primarily for personal, family or household purposes; and (d) as of the related Cut-Off Date, is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Servicer in accordance with the Servicing Standard.

36. [Reserved].

37. Each such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security.

38. As of the related Cut-Off Date, no selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower or the Servicer in the selection of such Loan Asset for inclusion in the Collateral.

39. Each such Loan Asset is not a participation interest.

40. No such Loan Asset is a high-yield bond, a Bridge Loan, a Zero-Coupon Obligation, an unsecured loan, a commercial real estate loan, a letter of credit or in support of a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust, a step-down obligation or a Structured Finance Obligation.

41. As of the related Cut-Off Date, no such Loan Asset is subject to substantial non-credit related risk, as reasonably determined by the Servicer in accordance with the Servicing Standard.

42. Each such Loan Asset is Registered.

43. As of the related Cut-Off Date, no such Loan Asset is the subject of an offer, exchange or tender by the related Obligor.

44. As of the related Cut-Off Date, the Total Leverage Ratio of the related Obligor of such Loan Asset does not exceed 8.00:1.00.

45. As of the related Cut-Off Date, the related Obligor of such Loan Asset (other than a Cov-Lite Loan Asset ~~and any Recurring Revenue Loan~~) has trailing twelve (12)-month EBITDA of at least $20,000,000.

46. No such Loan Asset is a Cov-Lite Loan Asset unless the related Obligor of such Cov-Lite Loan Asset has a most-recently reported trailing twelve (12)-month EBITDA, as of the related Cut-Off Date, of greater than $50,000,000.

Sch. II-5

~~47. If such Loan Asset is a Recurring Revenue Loan, it will be subject to a~~ minimum ~~of $150,000,000 in Recurring Revenue and the Debt-to-Recurring Revenue Ratio of the related Obligor of such Loan Asset as of the related Cut Off Date does not exceed 3.50:1.00.~~

Sch. II-6

SCHEDULE III

AGREED-UPON PROCEDURES FOR

INDEPENDENT PUBLIC ACCOUNTANTS

• Three (3) randomly selected Servicing Reports

• Test results of Concentration Limitations (for purposes of determining the Excess

Concentration Amount)

• Excess Concentration Amount

• Collateral Quality Tests

• Borrowing Base

• Availability

• Advances Outstanding

• Financial Covenant Test

• Discretionary Sales calculations

• Compare Principal Collections and Interest Collections to actual balance by

Account Bank

• Review of a random selection of Loan Assets comprising 25% of a Loan Asset

Schedule:

• Total Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

• Cash Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

• EBITDA as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

~~• Debt-to-Recurring Revenue Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period~~

• Scheduled maturity date

• Rate of interest

• Outstanding Balance

• Assigned Value

• PIK Loan Assets (including PIK optionality, PIK-ing status, Minimum Cash Spread, and Current Cash Spread)

• Last three (3) Payment Date calculations to verify that payments have been made per Section 2.04 of this Agreement

Sch. III-1

SCHEDULE IV

LOAN ASSET SCHEDULE

For each Loan Asset, the Borrower shall provide, as applicable, the following information:

(a) Loan Asset Number

(b) LXID (if applicable)

(c) ~~(b)~~ Obligor Information

(d) ~~(c)~~ The currency denomination of such Loan Asset

(e) ~~(d)~~ Jurisdiction of organization of the Obligor (United States, any state thereof, or any Qualified Jurisdiction)

(f) ~~(e)~~ Loan Asset Type (First Lien Loan, Second Lien Loan, FLLO Loan, Unitranche Loan, ~~Recurring Revenue Loan~~)

(g) ~~(f)~~ Whether such Loan Asset is a term loan or a Delayed Draw Loan Asset or a Revolving Loan

(h) ~~(g)~~ Whether such Loan Asset is a Broadly Syndicated Loan

(i) ~~(h)~~ Whether such Loan Asset is a Cov-Lite Loan Asset

(j) ~~(i)~~ Whether the rate of interest is floating or fixed

(k) ~~(j)~~ Rate of interest (and reference rate)

(l) ~~(k) SOFR floor~~Floor (if applicable)

(m) PIK-able (ability to PIK toggle at any time whether or not actually PIK-ing)

(n) PIK-ing (Borrower has elected to PIK any portion of interest)

(o) Minimum Cash Spread (minimum contractual cash pay over benchmark)

(p) ~~(l) PIK Percentage~~Current Cash Spread

(q) ~~(m)~~ Industry Classification

(r) ~~(n)~~ The Moody's and/or S&P's Facility Rating and Corporate Rating of such Loan Asset

(s) ~~(o)~~ The Servicer's internal rating ([1-5] or whichever is the Servicer's current rating system) of the Loan Asset as of the applicable Cut-Off Date and as of the date of such Loan Asset Schedule

Sch. IV-1

(t) ~~(p)~~ The name of the sponsor of such Loan Asset

(u) ~~(q)~~ Outstanding Balance

(v) ~~(r)~~ Any Unfunded Exposure Amount (if applicable)

(w) ~~(s)~~ Par Amount

(x) ~~(t)~~ Tranche size

(y) ~~(u)~~ Scheduled maturity date

(z) ~~(v)~~ The Cut-Off Date for such Loan Asset

(aa) ~~(w)~~ Date of the last delivered Obligor financials

(bb) ~~(x)~~ Total first lien senior secured Indebtedness and total Indebtedness as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

(cc) ~~(y)~~ Calculation of the Senior Leverage Ratio as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

(dd) ~~(z)~~ Calculation of the Total Leverage Ratio as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

(ee) ~~(aa)~~ Calculation of the Cash Interest Coverage Ratio as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

~~(bb) Calculation of the Debt to Recurring Revenue Ratio as of the applicable Cut Off Date, the most recent period and the prior period for such Loan Asset~~

~~(cc) Calculation of the twelve month Recurring Revenue as of the applicable Cut Off Date, the most recent period and the prior period for such Loan Asset~~

~~(dd) Tra~~ilin~~g twelve month revenue as of the applicable Cut Off Date, the most recent period and the prior period for such Loan Asset~~

(ff) ~~(ee)~~ Trailing twelve month EBITDA and Adjusted EBITDA as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

(gg) ~~(ff)~~ Cash on balance sheet as of the applicable Cut-Off Date, the most recent period and the prior period for such Loan Asset

(hh) ~~(gg)~~ Required financial covenants and actual levels of such Loan Asset (except for interest coverage, EBITDA and total leverage covenants) as of the applicable Cut-Off Date and as of the most recent period

Sch. IV-2

(ii) ~~(hh)~~ Whether such Loan Asset has been subject to a Value Adjustment Event (and of what type)

(jj) ~~(ii)~~ Whether such Loan Asset has been subject to a Material Modification

(kk) ~~(jj)~~ Purchase Price

(ll) ~~(kk)~~ The last value (expressed as a percentage of the principal balance of such Loan Asset) assigned by any third-party valuation firm on such Loan Asset

(mm) The current fair market value assigned on the Borrower's (or Servicer's, if applicable) books and records

(nn) ~~(ll)~~ Assigned Value as of the applicable Cut-Off Date for such Loan Asset and as of the date of such Loan Asset Schedule

(oo) ~~(mm)~~ Advance Rate

(pp) ~~(nn)~~ Adjusted Borrowing Value

Sch. IV-3

ANNEX A

Lender	Commitment	~~I/O Notional Loan~~
Morgan Stanley Bank, N.A.	$300,000,000

Annex A-1

time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Wilmington Trust, National Association, as the collateral agent, the account bank and the collateral custodian.

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Advances Outstanding for all Lenders	Amount of Commitment / Advances Outstanding Assigned	Percentage Assigned of Commitment / Advances Outstanding[9]
Advances	$____________	$____________	____________%
Advances Outstanding	$____________	$____________	____________%
I/O Loan	~~$____________~~	~~$____________~~	~~%____________~~

Effective Date: _________________, 20__

_________________

9 Set forth to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

Exhibit K-2